Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Jammin Java Corp.

(Exact name of registrant as specified in its charter)

Nevada	2080	26-4204714
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

8200 Wilshire

Blvd., Suite 200

Beverly Hills, CA 90211

Tel.: (323) 556-0746

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Anh Tran

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of communications to:

Gregg E. Jaclin, Esq.

Anslow & Jaclin, LLP

195 Route 9 South, Suite 204

Manalapan, New Jersey 07726

Tel No.: (732) 409-1212

Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price per share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001par value per share	16,312,500	(1)	$0.16	(2)	$2,610,000	$356.00

Total	16,312,500				$2,610,000	$356.00

(1)  Represent (i) 16,000,000 shares of our common stock that Java Corp. (“we” or the “Company”) are obligated to issue to Fairhills Capital Offshore Ltd. (“Fairhills”) upon certain put notice by us pursuant to an investment agreement (the “Investment Agreement”) dated August 1, 2012 between Fairhills and us; and (ii) 315,500 shares of our common stock that we sold to Fairhills pursuant to an securities purchase agreement (the “Securities Purchase Agreement”) dated August 1, 2012 between Fairhills and us. In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of additional common stock that may be issued and resold resulting from stock splits, stock dividends or similar transactions. In the event that the adjustment provisions of the Investment Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the closing price of our common stock quoted on the OTC Bulletin Board as of September 19, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated October 5, 2012

16,312,500 Shares of Common Stock

JAMMIN JAVA CORP.

This prospectus relates to the resale of up to (i) 16,000,000 shares of common stock of Java Corp. (“we” or the “Company”) issuable to Fairhills Capital Offshore Ltd. (“Fairhills”) pursuant to an investment agreement (the “Investment Agreement”) dated August 1, 2012 between Fairhills and us; and (ii) 315,500 shares of our common stock that we sold to Fairhills pursuant to an securities purchase agreement (the “Securities Purchase Agreement”) dated August 1, 2012 between Fairhills and us. The Investment Agreement permits us to “put” up to $2,000,000 of shares of our common stock to Fairhills over a period of up to thirty-six (36) months. We will not receive any proceeds from the resale of these shares of common stock. However, we will receive proceeds from the sale of securities upon our exercise of the right to “put” pursuant to the Investment Agreement.

The selling stockholder may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. Fairhills is paying all of the registration expenses incurred in connection with the registration of the shares except for accounting fees and expenses. We will not pay any of the selling commissions, brokerage fees and related expenses.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page [__] to read about factors you should consider before investing in shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus Is:  _____________, 2012

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained elsewhere in this prospectus, before making an investment decision.

Unless the context requires otherwise, references to “the Company,” “we,” “us,” “our,” “Jammin Java” and “Jammin Java Corp.” refer to Jammin Java Corp.

Business Overview

We, doing business as Marley Coffee, are a United States based company that provides sustainably grown, ethically farmed and artisan roasted gourmet coffee through multiple United States and international distribution channels using the Marley brand name. We intend to develop a significant share of these markets and achieve a leadership position by capitalizing on the global recognition of the Marley name through a co-branding relationship with Marley Coffee, LLC (MCL). Through a licensing agreement with MCL, the Company has the worldwide right to use, and sublicense, the intellectual property rights in and to the late reggae performer, Robert Nesta Marley, professionally known as Bob Marley, including “Marley Coffee”.

Pursuant to the Company’s Amended Trademark License Agreement with MCL, the Company markets the name “Marley Coffee” within the U.S. (including its territories and possessions) Canada, Mexico and the nations of the Caribbean Sea to sell coffee in any form or derivation through any distribution channel, provided that the Company may not use the brand “Marley Coffee” through coffee houses or coffee shop franchises.

The Company also may distribute tea products and instant coffee products. During the time of effectiveness of the License, MCL granted to the Company a revocable right to use the name “Marley Coffee” and reasonably similar variations thereof.

Risk Factors

Our ability to successfully operate our business and achieve our goals and strategies is subject to numerous risks as discussed more fully in the section titled “Risk Factors,” beginning on page 2, including for example:

•	Our limited operating history makes evaluation of our business difficult;
•	We may encounter raw material supply shortage and price increase, any failure to increase our reserve effectively could adversely affect our operations;
•	Our future performance is dependent on researching and developing new products, the inability to do so could have an adverse effect on our business;

Any of the above risks could materially and adversely affect our business, financial position and results of operations. An investment in our securities involves risks. You should read and consider the information set forth in “Risk Factors” and all other information set forth in this prospectus before investing in our securities.

Where You Can Find Us

Our principal executive office is located at 8200 Wilshire Blvd., Suite 200, Beverly Hills, CA 90211. Our telephone number at our executive office is (323) 556-0746.

1

THE OFFERING

Common stock offered by Selling Stockholder	16,312,500 shares of common stock.

Common stock outstanding before the offering	77,644,885 shares of common stock as of the date hereof.

Common stock outstanding after the offering	93,957,385 shares of common stock.

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from the sale of securities pursuant to the Investment Agreement. The proceeds received under the Investment Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company.

OTCBB Trading Symbol	JAMN

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Prospectus before making an investment decision with regard to our securities. The statements contained in or incorporated into this Prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

We cannot make any assurance that material sales will develop.

We generated sales of approximately of $402,700 for the fiscal year ended January 31, 2012; however, we had a net loss of $2,466,039 for the fiscal year ended January 31, 2012. We believe that we will have sufficient capital to continue our business operations for the next 12 months with receipts from sales generated and funds that we raised through the May 2011 Straight Path Investment. However, we have never generated net income through the sale of our products and can make no assurances that net income will develop in the future, if at all. Moving forward, we hope to build awareness of our redesigned and updated website, www.jamminjavacorp.com and www.marleycoffee.com to in turn create demand for our products and sales, of which there can be no assurance.

Our auditors have expressed substantial doubt as to whether our Company can continue as a going concern.

We have not generated sufficient revenues to support our operations to date and have incurred substantial losses. The Company has an accumulated deficit of $3,040,865 and working capital of $968,463 at January 31, 2012 and an accumulated deficit of $4,921,276 and negative working capital of $19,315 at July 31, 2012. In connection with our January 31, 2012 audit, our auditor has raised substantial doubt about the Company’s ability to continue as a going concern.

2

We may not be able to successfully manage our growth, which could lead to our inability to implement our business plan.

Our growth is expected to place a significant strain on our managerial, operational and financial resources, especially considering that we currently only have two executive officers –Brent Toevs, CEO and Anh Tran, President, Chief Operating Officer, Secretary and Treasurer. Further, as we enter into additional contracts, we will be required to manage multiple relationships with various businesses and other third parties. These requirements will be exacerbated in the event of our further growth. There can be no assurance that our systems, procedures and/or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to successfully implement our business plan. If we are unable to manage our growth effectively, our business, results of operations and financial condition will be adversely affected, which could lead to us being forced to abandon or curtail our business plan and operations.

We may be forced to abandon our business plan if we do not generate sufficient revenues.

We have generated minimal revenues to date. There is a risk that we will not generate increased revenues moving forward, and that your investment in us will not appreciate. If we do not generate sufficient revenues in the future, we may be forced to abandon our business plan and your securities may become worthless.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

We lack an operating history which you can use to evaluate us, making any investment in our Company risky.

We lack significant operating history which investors can use to evaluate our previous earnings. The Company was a shell company as recently as November 2011. Therefore, an investment in us is risky because we have little business history and it is hard to predict what the outcome of our business operations will be in the future.

We rely upon key personnel and if they leave us, our business plan and results of operations could be adversely affected.

We rely heavily on our Chief Executive Officer, Brent Toevs, our President, Chief Operating Officer, Secretary and Treasurer, Anh Tran, and the Chairman of our Board of Directors, Rohan Marley, for our success. Their experience and input create the foundation for our business and are responsible for the directorship and control over our activities. Moving forward, should we lose the services of these individuals for any reason, we will incur costs associated with recruiting a replacement and delays in our operations. If we are unable to replace such principal with another suitably trained individual or individuals, we may be forced to scale back or curtail our business plan and activities. As a result of this, your investment in us could become devalued or worthless. We currently have an aggregate of $1 million in Directors and Officers’ liability insurance in place covering our officers and directors.

We rely on our License Agreement with Fifty Six Hope Road Music Limited, our Roasting Agreement with Canterbury and the NCSV Agreement for our operations and revenues.

On September 13, 2012, the Company entered into a license agreement with an effective date of August 7, 2012 (the “Fifty Six Hope Road Trademark License Agreement”) with Fifty Six Hope Road Music Limited, a Bahamas international business company (“Fifty Six Hope Road”). Pursuant to the Fifty Six Hope Road Trademark License Agreement, Fifty Six Hope Road granted the Company a worldwide, exclusive, non-transferable license to utilize the “Marley Coffee” trademarks (the “Trademarks”) in connection with (i) the manufacturing, advertising, promotion, sale offering for sale and distribution of coffee in all its forms and derivations, regardless of portions, sizes or packaging (the “Exclusive Licensed Products”) and (ii) coffee roasting services, coffee production services, and coffee sales, supply, distribution and support services, provided that the Company may not open retail coffee houses under the Trademark. In addition, Fifty Six Hope Road granted the Company the right to use the Trademarks on advertising and promotional materials that pertain solely to the sale of coffee cups, coffee mugs, coffee glasses, saucers, milk steamers, machines for brewing coffee, espresso and/or cappuccino, grinders, water treatment products, tea products, chocolate products, and ready-to-use (instant) coffee products (the “Non-Exclusive Licensed Products”, and together with the Exclusive Licensed Products, the “Licensed Products”). Licensed Products may be sold by the Company pursuant to the Fifty Six Hope Road Trademark License Agreement through all channels of distribution, provided that, subject to certain exceptions, the Company cannot sell the Licensed Products by direct marketing methods (other than the Company’s website), including television, infomercials or direct mail without the prior written consent of Fifty Six Hope Road. In consideration for the foregoing licenses, the Company agreed to pay royalties to Fifty Six Hope Road in an amount equal to 3% of the net sales of all Licensed Products. In addition, such royalty payments are to be deferred during the first 20 months of the term of the License Agreement, and such deferred payments shall be paid on a quarterly-basis thereafter.

3

The Fifty Six Hope Road Trademark License Agreement superseded and replaced the trademark license agreement dated March 31, 2010, as amended on August 5, 2011, between the Company and Marley Coffee, LLC (“MCL”), pursuant to which MCL granted the Company an exclusive, terminable sub-license to use the Trademarks (the “MCL Trademark License Agreement”). Previously, in connection with the MCL Trademark License Agreement, Fifty Six Hope Road granted a worldwide, exclusive, terminable oral license to MCL to utilize the Trademarks and further granted the right for MCL to grant to the Company an exclusive, terminable sub-license to use the Trademarks. As part of the consideration between the Company and MCL for the Trademark License Agreement, effective March 31, 2010, the Company agreed to issue to MCL 10,000,000 shares of common stock of the Company as follows: 1,000,000 shares of the Company’s common stock upon execution of such Agreement, and an additional 1,000,000 shares of common stock on each anniversary of the execution of the Trademark License Agreement for the following nine years, through March 31, 2019. As of July 31, 2012, the Company had issued 2,000,000 shares of Company’s common stock to MCL and was obligated to issue an additional 1,000,000 shares of the Company’s common stock to MCL. Effective upon the execution of the Fifty Six Hope Road Trademark License Agreement, the MCL Trademark License Agreement was terminated and the Company was under no further obligation to issue the remaining 7,000,000 shares of common stock of the Company to MCL as consideration under the MCL Trademark License Agreement.

In January 2012, we and Canterbury entered into a Roasting Agreement with Canterbury, which is terminable by either party on 30 days written notice. Pursuant to the Roasting Agreement, we provide Canterbury with pre-made bags bearing our logo and the Trademarks licensed through the License Agreement. Canterbury obtains the beans and other ingredients for, roasts, prepares and packages the coffee beans for our products and packages them in the bags which we provide to Canterbury. Under the Roasting Agreement, we are responsible for carrying out sales and marketing for our products, provided that Canterbury pays the actual shipping costs to our licensed distributors and customers and receives the gross proceeds from the sale of our products, and we receive the net difference between the total cost of production and shipping of our products and the amount that Canterbury receives from the sale of such products to our distributors and customers.

On April 25, 2011, the Company entered into an Exclusive Sales and Marketing Agreement (the “NCSV Agreement”) with National Coffee Service & Vending (“NCSV”). Pursuant to the NCSV Agreement, we agreed to appoint NCSV as our exclusive agent and distributor of “Jammin Java Coffee” brand roasted coffee within the U.S. in the office coffee vending, office products, water, and other industries featuring a “break room,” and divisions and offshoots thereof. Pursuant to the NCSV Agreement, we compensate NCSV based on a percentage of net profits (as defined) on sales fulfilled by NCSV.

We anticipate generating revenue moving forward solely as a result of the sale of coffee bearing the Trademarks, which we source primarily under our Roasting Agreement with Canterbury and European Roasterie, Inc. and which we distribute primarily through the NCSV Agreement. As a result, if the Amended License Agreement was to be terminated, the Roasting Agreement, or the NCSV Agreement were terminated or not renewed, our operations could be adversely effected, our revenues (if any), could be adversely affected and we could be forced to curtail or abandon our operations, causing any investment in the Company to decline in value or become worthless.

4

Competition for coffee products and coffee brands is intense and could affect our future sales and profitability.

The coffee industry is highly fragmented. Competition in coffee products and brands are increasingly intense as relatively low barriers to entry encourage new competitors to enter the marketplace. In addition, we believe that maintaining and developing our brands is important to our success and the importance of brand recognition may increase to the extent that competitors offer products similar to ours. Many of our current and potential competitors have substantially greater financial, marketing and operating resources and access to capital than we do. Our primary competitors include Starbucks, Tully’s, Seattle’s Best, Peet’s Coffee, Green Mountain Coffee, Farmer’s Brothers and other companies in the office coffee service and hospitality industry market. If we do not succeed in effectively differentiating ourselves from our competitors in the coffee industry, including by developing and maintaining our brands, or our competitors adopt our strategies, then our competitive position may be weakened and our sales of coffee, and accordingly our future revenues (if any), may be materially adversely affected.

Our business is dependent on sales of coffee, and if demand for coffee decreases, our business would suffer.

All of our revenues are planned to be generated through the sale of coffee. Demand for coffee is affected by many factors, including:

•	Changes in consumer tastes and preferences;
•	Changes in consumer lifestyles;
•	National, regional and local economic and political conditions;
•	Perceptions or concerns about the environmental impact of our products;
•	Demographic trends; and
•	Perceived or actual health benefits or risks.

Because we are highly dependent on consumer demand for coffee, a shift in consumer preferences away from coffee would harm our business more than if we had more diversified product offerings. If customer demand for our coffee decreases, our sales, if any, would decrease and we would be materially adversely affected.

If we fail to continue to develop and maintain our brand, our business could suffer.

We believe that maintaining and developing our brand is critical to our success and that the importance of brand recognition may increase as a result of competitors offering products similar to ours. Our brand building initiative involves increasing the availability of our products on the Internet, in grocery stores, licensed locations and foodservice locations to increase awareness of our brand and create and maintain brand loyalty. If our brand building initiative is unsuccessful, we may never recover the expenses incurred in connection with these efforts and we may be unable to increase our future revenue or implement our business strategy. As part of our brand building initiative, we may revise our packaging or make other changes from time to time. If these changes are not accepted by customers, our business could suffer.

Our success in promoting and enhancing our brand will also depend on our ability to provide customers with high quality products and customer service. Although we take measures to ensure that we sell only high-quality coffee, we have no control over our coffee products once purchased by customers. Accordingly, customers may prepare coffee from our products in a manner inconsistent with our standards, store our coffee for long periods of time or resell our coffee without our consent, which in each case, potentially affects the quality of the coffee prepared from our products. If customers do not perceive our products to be of high quality, then our reputation and the value of our brand may be diminished and, consequently, our ability to implement our business strategy may be adversely affected.

Coffee costs have been very volatile over the last two years and increases in the cost of high-quality coffee beans could impact the profitability of our business.

In the past two years, we have experienced a dramatic increase in the price volatility of Arabica coffee traded on New York Board of Trade. While we do not purchase coffee on the commodity markets, price movements in the commodity trading of Arabica coffee beans impact the prices we pay. We expect the coffee commodity market to continue to be challenging as it continues to be influenced by worldwide supply and demand, the relative strength of the United States Dollar and speculative trading. Coffee prices can also be affected by multiple factors in the producing countries, including weather, natural disasters, political and economic conditions, export quotas or similar factors.

5

Decreases in the availability of high-quality coffee beans could impact the profitability and growth of our business.

If we are not able to purchase sufficient quantities of high-quality coffee beans due to any of the above factors, we may not be able to fulfill the demand for our coffee, our revenue may decrease and our ability to expand our business may be negatively impacted.

Besides coffee, we face exposure to other commodity cost fluctuations, which could impair our profitability.

In addition to the increase in coffee costs discussed above, we are exposed to cost fluctuation in other commodities, including milk and gasoline. In addition, an increase in the cost of fuel could indirectly lead to higher electricity costs, transportation costs and other commodity costs. Much like coffee costs, the costs of these commodities depend on various factors beyond our control, including economic and political conditions, foreign currency fluctuations and global weather patterns. To the extent that we are unable to pass along such costs to our customers through price increases, our margins and profitability will decrease.

Adverse public or medical opinion about caffeine may harm our business.

Our coffee contains significant amounts of caffeine and other active compounds, the health effects of some of which are not fully understood. A number of research studies conclude or suggest that excessive consumption of caffeine may lead to increased heart rate, nausea and vomiting, restlessness and anxiety, depression, headaches, tremors, sleeplessness and other adverse health effects. An unfavorable report on the health effects of caffeine or other compounds present in coffee could significantly reduce the demand for coffee, which could harm our business and reduce our sales and profits. Also, we could become subject to litigation relating to the existence of such compounds in our coffee; any such litigation could be costly and could divert management attention.

Adverse publicity regarding product quality or food and beverage safety, whether or not accurate, may harm our business.

We may be the subject of complaints or litigation from customers alleging beverage and food-related illnesses or other quality, health or operational concerns. Adverse publicity resulting from such allegations may materially adversely affect us, regardless of whether such allegations are true or whether we are ultimately held liable. In addition, any litigation relating to such allegations could be costly and could divert management attention.

We face a risk of a change in control due to the fact that our current officers and directors do not own a majority of our outstanding voting stock.

Our current officers and our directors do not hold voting control over the Company. As a result, our shareholders who are not officers and directors of us may be able to obtain a sufficient number of votes to choose who serves on our board of directors and/or to remove our current directors from the board of directors. Because of this, the current composition of our board of directors may change in the future, which could in turn have an effect on those individuals who currently serve in management positions with us. If that were to happen, our new management could affect a change in our business focus and/or curtail or abandon our business operations, which in turn could cause the value of our securities, if any, to decline or become worthless.

We believe that our future success will depend in part on our ability to obtain and maintain protection of our intellectual property and brand names.

Our success will depend in part on our ability to maintain and enforce the Trademark we license through the License Agreement (described above) and additional trademarks and service marks (together with the Trademark, the “Marks”) registered by the Company. In the future, competitors or other third parties could claim that the Marks infringe on their rights, which could force us to defend infringement actions or challenge the validity of the third parties’ trademarks in court. Furthermore, we may have to take action, file lawsuits and expend significant resources in the future to protect the Marks and stop other parties from infringing on the use of such Marks and we cannot assure you that we will have sufficient resources to pursue such litigation or actions. Any expenses we are forced to expend in defending our Marks or stopping third parties from infringing on such Marks will decrease the amount of working capital we have available for our business activities and could cause us to curtail or abandon our operations.

6

There is currently a volatile, sporadic and illiquid market for our common stock on the Over-The-Counter Bulletin Board.

Our securities are currently quoted on the OTCBB under the symbol “JAMN,” however, we currently have a volatile, sporadic and illiquid market for our common stock, which is subject to wide fluctuations in response to several factors, including, but not limited to:

•	actual or anticipated variations in our results of operations;
•	our ability or inability to generate new revenues;
•	increased competition; and
•	conditions and trends in the market for medical testing products.

Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price and liquidity of our common stock.

The market and value of our common stock may be negatively affected by various unauthorized and unaffiliated internet stock promoters and the SEC’s investigation of such promoters.

In May 2011, we learned that unauthorized and unaffiliated Internet-based stock promoters have been promoting short-term investments of the Company’s common stock in publications that they characterize as “stock reports” and on their websites. Such websites often suggest that significant short-term profits can be made by purchasing the Company’s common stock. The SEC has been conducting a non-public and confidential inquiry in order to determine whether these activities violate securities laws. The Company believes that neither the Company nor anyone affiliated with it is a target of the SEC’s investigation.

The activities of the unauthorized and unaffiliated internet stock promoters have been promoting short-term investments in the company’s common stock may have created artificial demand for, and artificially inflated the price of, the Company’s common stock. Such activities may therefore lead to a decline in the price of the Company’s common stock and increased trading volume and volatility of the Company’s common stock. Additionally, the activities of these stock promoters and the resulting SEC investigation may be perceived negatively by potential investors and therefore could adversely affect the market for and/or the value of our stock.

Because until recently we were a “shell company,” shareholders who hold shares of our common stock that are deemed restricted securities may not yet resell those shares pursuant to Rule 144.

In various private placements we have issued shares of our common stock that are deemed restricted securities, which may not be resold absent the registration of such shares with the SEC or an exception from such registration. Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), may permit a person who owns restricted shares to sell those shares without registration with the SEC, provided that various conditions are met, including that such person has held the shares for a prescribed period, which will be 6 months or 1 year, depending on various factors. However, because we were previously a “shell company” (a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets), holders of restricted shares of our common stock may only sell their shares under Rule 144 if we meet (and continue to meet) the following additional conditions:

•	We have ceased to be a shell company;
•	We are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	We have filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than current reports on Form 8-K; and
•	At least one year has elapsed from the time that we filed current comprehensive disclosure known as “Form 10 Information” with the SEC reflecting our status as an entity that is not a shell company.

7

We currently do not meet the condition described in the fourth bullet point above and therefore holders of restricted shares of our common stock may not resell those shares under Rule 144. Upon the filing of this annual report on Form 10-K, the Company believes it will have filed the required Form 10 Information with the SEC reflecting the Company’s status as an entity that is not a shell company. Any stockholder of the Company who received our restricted securities will not be able to sell them pursuant to Rule 144 without registration under the Securities Act, as amended, until we have met all of the above-listed conditions, and then only for so long as we continue to meet those conditions and are not a shell company. No assurance can be given that we will meet each these conditions or that, if we have met each of them, we will continue to do so, or that we will not again be a shell company. Further, it may be harder for us to fund our operations and pay our employees and consultants with our securities instead of cash, and to raise funding through the sale of debt or equity securities unless we agree to register such securities with the SEC, which could cause us to expend additional resources in the future. Until greater liquidity with respect to our restricted securities is achieved, we may face difficulties in raising additional funds, hiring employees, engaging consultants and using our securities to pay for any acquisitions, which could materially and negatively affect our business and the value of shares of the Company’s common stock.

Investors may face significant restrictions on the resale of our common stock due to federal regulations of “penny stocks.”

We are subject to the requirements of Rule 15(g)9, promulgated under the Exchange Act, as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser’s consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the SEC defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

We may use these proceeds in ways with which you may not agree.

We would receive proceeds to the extent that we exercise our right to “put” pursuant to Investment Agreement.  While we currently intend to use such proceeds for working capital and general corporate purposes, we have considerable discretion in the application of the proceeds. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of such proceeds, if any, from the exercise of the Warrants. Such proceeds may be used for corporate purposes that do not immediately improve our profitability or increase the price of our shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements. When used in this prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “may,” “project,” “plan” or “continue,” and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings or losses, capital expenditures, dividends, capital structure or other financial terms.

The forward-looking statements in this Prospectus are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. These forward-looking statements are based on our current plans and expectations and are subject to a number of uncertainties and risks that could significantly affect current plans and expectations and our future financial condition and results.

8

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur. We qualify any and all of our forward-looking statements entirely by these cautionary factors. As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on our behalf. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from the sale of securities pursuant to the Investment Agreement. The proceeds received from any “puts” tendered to Fairhills under the Investment Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company. See “Risk Factors — Risks Related to our Securities — We may use these proceeds in ways with which you may not agree.”

DETERMINATION OF OFFERING PRICE

The offering price of our common stock was determined based on the average of the closing price of our common stock quoted on the OTC Bulletin Board as of August 29, 2012.

The offering price of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

In addition, there is no assurance that our common stock will trade at market prices in excess of the offering price as prices for common stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The sale of our common stock to Fairhills pursuant to the Investment Agreement will have a dilutive impact on our shareholders. As a result, our net loss per share could increase in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our right to “put”, the more shares of our common stock we will have to issue to Fairhills pursuant to the Investment Agreement and our existing shareholders would experience greater dilution.

SELLING SHAREHOLDERS

This prospectus relates to the resale by the selling shareholders named below from time to time of up to a total of 16,312,500 shares of common stock that were issued or are issuable to selling shareholders pursuant to transactions exempt from registration under the Securities Act. All of the common stock offered by this prospectus are being offered by the selling shareholders for their own accounts.

On August 1, 2012, we entered into the Investment Agreement with Fairhills. The Investment Agreement provides that the Company may, from time to time in its sole discretion as, and when it determines appropriate in accordance with the terms and conditions of the Investment Agreement, during the Open Period (defined below), deliver a put notice to Fairhills which states the dollar amount of securities that the Company intends to sell to Fairhills on a date specified in the put notice (the “Put”). The Company will be entitled to Put to Fairhills (the “Put Amount”) the number of shares of common stock equal to a maximum of two hundred percent (200%) of the average daily volume (U.S. market only) of our common stock for the ten (10) trading days prior to the applicable Put Notice. The purchase price per share to be paid by Fairhills for each Put Amount will be calculated at a twenty percent (20%) discount to the average of the three (3) lowest bid prices during the ten (10) trading days immediately prior to Fairhills’ receipt of the Put Notice. The “Open Period” begins on the trading day after a registration statement is declared effective as to the common stock to be subject to the Put, and ends thirty-six (36) months after such date, unless earlier terminated in accordance with the Investment Agreement. The Company has the right, pursuant to the terms of the Investment Agreement to Put up to $2 million of common stock to Fairhills.

9

In connection with the Investment Agreement, the Company and Fairhills entered into a Registration Rights Agreement (“Registration Rights Agreement”). Under the Registration Rights Agreement, the Company will use its commercially reasonable efforts to file, within twenty-one (21) days of the date of the Investment Agreement, a Registration Statement on Form S-1 covering the resale of the common stock subject to the Investment Agreement. The Company has agreed to use all commercially reasonable efforts to have the Registration Statement declared effective by the SEC within one hundred and twenty (120) calendar days after the date of the Registration Rights Agreement. Fairhills has agreed to pay all costs and expenses associated with the Registration Rights Agreement.

In addition to the Investment Agreement, on August 1, 2012, the Company and Fairhills entered into a Securities Purchase Agreement, pursuant to which the Company agreed to sell and Fairhills agreed to purchase an aggregate of 625,000 shares of the Company’s common stock (the “SPA Shares”) for $75,000 (or $0.12 per share), in two closings of 312,500 shares each, with one closing occurring on the date the Securities Purchase Agreement was entered into and the second closing occurring on the date that the Company files an amended Registration Statement in response to SEC comments. We also agreed to register the SPA Shares sold pursuant to the Securities Purchase Agreement.

The following table sets forth certain information regarding the selling shareholders and the shares offered by them in this prospectus. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. Each selling shareholder’s percentage of ownership in the following table is based upon 77,644,885 shares of common stock outstanding as of October 2, 2012.

The selling shareholder has not held a position as an officer or director of the Company, nor has any material relationship of any kind with us or any of our affiliates.  All information with respect to share ownership has been furnished by the selling shareholders. The common stock being offered is being registered to permit secondary trading of the shares and the selling shareholders may offer all or part of the common stock owned for resale from time to time. In addition, the selling shareholder does not have any family relationships with our officers, directors or controlling shareholders. Furthermore, the selling shareholder is not a registered broker-dealer or an affiliate of a registered broker-dealer.

The term “selling shareholders” also includes any transferees, pledges, donees, or other successors in interest to the selling shareholders named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the common stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling shareholder who is able to use this prospectus to resell the securities registered hereby.

Shares of
	Shares of	Maximum	Common
	Common Stock	Number of	Stock
	Beneficially	Shares of	Beneficially	Percent
	Owned prior to	Common Stock	Owned after	Ownership
Name	Offering (1)	to be Offered	Offering	after Offering

Fairhills Capital Offshore Ltd. (1)	16,312,500	16,312,500	0	0%

(1)	Edward Bronson has the voting and dispositive power over the shares owned by Fairhills Capital Offshore Ltd.

10

PLAN OF DISTRIBUTION

The selling stockholder and any of its respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share; and
•	a combination of any such methods of sale.

Pursuant to the Investment Agreement, Fairhills shall not sell stock short, either directly or indirectly through its affiliates, principals or advisors, our common stock during the term of the agreement.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

11

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved, and in no case will the maximum compensation received by any broker-dealer exceed eight percent (8%).

Any underwriters, agents, or broker-dealers, and any selling shareholders who are affiliates of broker dealers that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between any of the selling shareholders and any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling shareholders” for description of any material relationship that a shareholder has with us and the description of such relationship.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices if a public offering is formulated, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 under the Securities Act.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized share capital is 5,112,861,525 shares of common stock, $0.001 par value per share, of which 77,644,885 shares of common stock is issued and outstanding as of this filing. We are a Nevada corporation and our affairs are governed by our Articles of Incorporation and By-law. The following are summaries of material provisions of our Articles of Incorporation and By-law insofar as they relate to the material terms of our ordinary shares. Complete copies of our Articles of Incorporation and By-law are filed as exhibits to our public filings.

12

Common Stock

All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Dividend Rights

Holders of the common stock may receive dividends when, as and if declared by our board of directors out of the assets legally available for that purpose and subject to the preferential dividend rights of any other classes or series of stock of our Company.

Voting Rights

Holders of the Common Stock are entitled to one vote per share in all matters as to which holders of Common Stock are entitled to vote. Holders of not less than a majority of the outstanding shares of Common Stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

Directors hold office until the next annual meeting of stockholders and are eligible for reelection at such meeting. Directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. There is no cumulative voting for directors.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, holders of the common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Redemption

The common stock is not redeemable or convertible.

Preemptive Rights

Holders of the common stock do not have preemptive rights.

Other Provisions

This section is a summary and may not describe every aspect of the Common Stock that may be important to you. We urge you to read applicable Nevada law, our articles of incorporation and bylaws, as amended, because they, and not this description, define your rights as a holder the common stock. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

DESCRIPTION OF BUSINESS

History

The Company was incorporated in Nevada in September 2004 under the name “Global Electronic Recovery Corp.” In February 2008, we changed our name to “Marley Coffee Inc.” when we merged our then newly-formed subsidiary, “Marley Coffee Inc.” into the Company. In July 2009, we changed our name to “Jammin Java Corp.” when we merged our newly-formed subsidiary, Jammin Java Corp., into our Company. Our common stock is quoted on the Over-The-Counter Bulletin Board (“OTCBB”), a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities, under the symbol “JAMN.”

13

Current Business Operations

In July 2009, we decided to pursue the business of providing premium roasted coffee on a wholesale level to the service, hospitality, office coffee service and “big box” store market. We intend to develop a significant market share of the category and achieve a leadership position by capitalizing on the global recognition of the Marley name through a co-branding relationship with Marley Coffee, LLC (“MCL”). MCL is a private limited liability company of which (i) Rohan Marley, one of our Directors, has a 33% ownership interest (and collectively with his family, has a controlling interest) and serves as a Manager, and (ii) Shane Whittle, our former chief executive officer and formerly one of our directors, has a 29% ownership interest and serves as a Manager.  This co-branding relationship is planned to coincide with our strategy to develop additional lines of consumer products. In addition, we intend to be responsive to current consumer demand for sustainable coffee products by providing organically grown coffee, as well as “fair trade” or “equal exchange” coffee (coffee that is purchased directly from small farmers or farmer-cooperatives, generally included in the International Fair Trade Coffee Register).

On September 13, 2012, the Company entered into a license agreement with an effective date of August 7, 2012 (the “Fifty Six Hope Road Trademark License Agreement”) with Fifty Six Hope Road Music Limited, a Bahamas international business company (“Fifty Six Hope Road”). Pursuant to the Fifty Six Hope Road Trademark License Agreement, Fifty Six Hope Road granted the Company a worldwide, exclusive, non-transferable license to utilize the “Marley Coffee” trademarks (the “Trademarks”) in connection with (i) the manufacturing, advertising, promotion, sale offering for sale and distribution of coffee in all its forms and derivations, regardless of portions, sizes or packaging (the “Exclusive Licensed Products”) and (ii) coffee roasting services, coffee production services, and coffee sales, supply, distribution and support services, provided that the Company may not open retail coffee houses under the Trademark. In addition, Fifty Six Hope Road granted the Company the right to use the Trademarks on advertising and promotional materials that pertain solely to the sale of coffee cups, coffee mugs, coffee glasses, saucers, milk steamers, machines for brewing coffee, espresso and/or cappuccino, grinders, water treatment products, tea products, chocolate products, and ready-to-use (instant) coffee products (the “Non-Exclusive Licensed Products”, and together with the Exclusive Licensed Products, the “Licensed Products”). Licensed Products may be sold by the Company pursuant to the Fifty Six Hope Road Trademark License Agreement through all channels of distribution, provided that, subject to certain exceptions, the Company cannot sell the Licensed Products by direct marketing methods (other than the Company’s website), including television, infomercials or direct mail without the prior written consent of Fifty Six Hope Road. In consideration for the foregoing licenses, the Company agreed to pay royalties to Fifty Six Hope Road in an amount equal to 3% of the net sales of all Licensed Products. In addition, such royalty payments are to be deferred during the first 20 months of the term of the License Agreement, and such deferred payments shall be paid on a quarterly-basis thereafter.

The Fifty Six Hope Road Trademark License Agreement superseded and replaced the trademark license agreement dated March 31, 2010, as amended on August 5, 2011, between the Company and Marley Coffee, LLC (“MCL”), pursuant to which MCL granted the Company an exclusive, terminable sub-license to use the Trademarks (the “MCL Trademark License Agreement”). Previously, in connection with the MCL Trademark License Agreement, Fifty Six Hope Road granted a worldwide, exclusive, terminable oral license to MCL to utilize the Trademarks and further granted the right for MCL to grant to the Company an exclusive, terminable sub-license to use the Trademarks. As part of the consideration between the Company and MCL for the Trademark License Agreement, effective March 31, 2010, the Company agreed to issue to MCL 10,000,000 shares of common stock of the Company as follows: 1,000,000 shares of the Company’s common stock upon execution of such Agreement, and an additional 1,000,000 shares of common stock on each anniversary of the execution of the Trademark License Agreement for the following nine years, through March 31, 2019. As of July 31, 2012, the Company had issued 2,000,000 shares of Company’s common stock to MCL and was obligated to issue an additional 1,000,000 shares of the Company’s common stock to MCL. These shares were offered and sold pursuant to an exemption from registration set forth in section 4(2) of the 1933 Act. Effective upon the execution of the Fifty Six Hope Road Trademark License Agreement, the MCL Trademark License Agreement was terminated and the Company was under no further obligation to issue the remaining 7,000,000 shares of common stock of the Company to MCL as consideration under the MCL Trademark License Agreement.

On April 25, 2011, the Company entered into an Exclusive Sales and Marketing Agreement (the “NCSV Agreement”) with National Coffee Service & Vending (“NCSV”). Pursuant to the NCSV Agreement, we agreed to appoint NCSV as our exclusive agent and distributor of “Jammin Java Coffee” brand roasted coffee within the U.S. in the office coffee vending, office products, water, and other industries featuring a “break room,” and divisions and offshoots thereof. Pursuant to the NCSV Agreement, we compensate NCSV based on a percentage of net profits (as defined) on sales fulfilled by NCSV.

14

Pursuant to the NCSV Agreement, NCSV is responsible for marketing and distributing the Products and we agreed to refer all inquiries for purchase of the Products to NCSV (subject to small quantities of Products being referred to separate sub-agents). We also agreed not to compete with NCSV for sales and to refer to NCSV any sales relating to the Products and segments covered by the NCSV Agreement.

The NCSV Agreement can be terminated by either party during the first year of the agreement (subject to the terms of the NCSV Agreement) and thereafter continues in effect, automatically renewing if not terminated as provided in the NCSV Agreement at the end of each successive year, for additional 2 year periods on a rolling basis. After the first year of the NCSV Agreement, the NCSV Agreement can only be terminated in the event of a breach of the NCSV Agreement (and then only by the non-breaching party) or if the terminating party pays the non-terminating party a lump sum equal to the estimated net profit which would have been due to the non-terminating party if the NCSV Agreement had remained in effect for an additional 24 months from the termination date of the NCSV Agreement (based on the prior 12 months’ net profit).

The Company primarily receives its coffee from 2 main suppliers; Canterbury Coffee Corporation (“Canterbury”) and European Roasterie, Inc. The Company generally provides these suppliers with desired taste profiles for various Company products, as well as related packaging and marketing materials, and the suppliers are generally responsible for sourcing and supplying the roasted beans for those products in quantities the Company orders from time to time.

In April 2010, we entered into a Supply and Toll Agreement (as amended, the “Supply Agreement”) with Canterbury, whereby Canterbury agreed to produce coffee products for the Company. Effective as of January 1, 2012, we entered Roasting and Distribution Agreement (the “Roasting Agreement”) with Canterbury which replaces the Supply Agreement and establishes the terms under which Canterbury will supply certain of the Company’s current coffee product offerings.

The Roasting Agreement is terminable by either party on 30 days’ notice. Pursuant to the Roasting Agreement, we provide Canterbury with pre-made bags bearing our logo and the Trademarks licensed through the License Agreement. Canterbury obtains the coffee beans and other ingredients, roasts, and prepares the coffee beans and packages our products in the bags we provide. Under the Roasting Agreement, we are responsible for carrying out sales and marketing for our products, provided that Canterbury pays the actual shipping costs to our licensed distributors and customers and receives the gross proceeds from the sale of our products, and we receive the net difference between the total cost of production and shipping of our products and the amount that Canterbury receives from the sale of such products to our distributors and customers. The prices set forth in the Roasting Agreement are subject to change based on prevailing market prices, with 30 days’ written notice. We bear all of the cost of bad debts or uncollectable accounts.

We operate with European Roasterie, Inc. under an oral contract with substantially similar terms to those of the Roasting Agreement.

Sales Initiatives

The Company’s objective is to position Marley Coffee as the premiere brand across all of the Licensed Distribution Channels. A major element of our strategy has been the amendment of the License Agreement with MCL discussed above.  Prior to the Amended License Agreement, the Company had a non-exclusive license to manufacture and market coffee through the office coffee service (“OCS”), hospitality, service and big box store industries.  Additionally, the Company also received a non-exclusive license to create cold, ready-to-make coffee drinks, teas and merchandise. The Amended License Agreement gives the Company an exclusive license in the U.S. (including its territories and possessions), Canada, Mexico and the nations of the Caribbean Sea to manufacture and market the name “Marley Coffee” and the responsibility for developing the brand based on the vision and core values of Rohan Marley and the Marley family movement, which is the creation of an organization that produces products in a sustainable way. The Amended License Agreement allows the Company to grow its existing line of business alongside the Marley Coffee brand and to add MCL’s current distribution business outlets, which include grocery, retail, merchandise and on-line businesses, to the Company’s existing distribution channels.

15

The Company has added all of MCL’s product lines (the 5 SKUs of Organic, Fair Trade, Kosher Certified 12oz Whole Bean bags) to its distribution business. The Company launched a lineup of 8oz ground and whole bean bags for the retail grocery market. The coffees are “Mystic Morning,” “Lively Up Espresso Blend,” “One Love Single Origin Ethiopian Yirgacheffe,” “Simmer Down (organic SWISS WATER® Decaf),” “Buffalo Soldier” and the Company’s latest breakfast blend “Get Up Stand Up.”

Sales to customers in the U.S. and Canada commenced in the fourth quarter of 2010. The Company has entered into informal sale arrangements, not documented by definitive agreements, with several coffee distributors, beverage services and retailers. In Canada, the Company has distribution channels directly to certain retailers and through the Canadian unit of United National Foods, Inc., a large publicly-traded wholesale distributor to the natural, organic, and specialty industry in the United States and Canada.

In the United States, for the commercial break room segment, the Company uses its national sales representatives National Coffee Service & Vending (NCS&V) to distribute to various retailers and distributors. These break-room distributors and their primary markets include First Choice Coffee Services (national distributor), Evans Coffee (Greater New York City), U.S. Coffee (Long Island), Javasmart (Delaware), Distillata (Ohio), Blue Tiger Coffee (Seattle and Los Angeles), Springtime Coffee (Philadelphia) and Coffee Perks (Florida). BC Coffee will serve as the Company’s re-distributor for the Florida market and Vistar will provide the Company’s products to its New England and Ohio customers.

Within the U.S. grocery and specialty retail segment, the Company is distributed through several distributors as well as going direct to certain retailers. Distributors include GMI for Southern California, Renaissance Foods for Northern California and Mulvadi for Hawaii. The Company’s products are sold through various retailers, including Whole Foods Market, Dean and Deluca, Molley Stones and other co-ops and various specialty grocers.

The Company has been building its distribution throughout the Caribbean. The Company recently announced its preferred OCS distribution deal with Coffee Works in Bermuda. A key goal of the Company is to saturate the Caribbean market with distribution of its products.

The Company has strengthened its on-line presence through the consolidation of MCL’s and the Company’s product lines. Cooking.com and Amazon.com carry the Company’s entire line of coffee. Our products are also being sold by other major on-line coffee retailers such as coffeewiz.com, bettercoffee.com, tikihutcoffee.com and coffeecow.com.

The Company also is in the recurring monthly program/coffee of the month business with its “Marley Coffee Monthly” program at www.MarleyCoffee.com. This program will allow consumers to select from its six sustainable, organic, ethically produced coffee bean offerings and the frequency with which they would like to receive the beans: in one-month, two-month, three-month or six-month intervals.

On October 11, 2011, the Company celebrated the kickoff of its Food Service program at Union County College in Cranford, New Jersey, with an event dubbed “Marley Coffee Day.” The company hopes to use this opportunity to launch into other college campuses and other food service marketplaces.

The Company is exploring the development of other business channels, including lodging and hospitality. The Company is developing products for the lodging/hospitality channel to facilitate the ability of travelers to use our coffee products in their hotel rooms. The Company continues to expand in the single serve arena and has developed a regionalized food service program that its existing customers can offer to this channel.

Patents, Trademarks and Licenses

As discussed above, effective on March 31, 2010, the Company entered into the Asset Purchase Agreement and the License Agreement with MCL. Fifty Six Hope Road owns and controls the intellectual property rights in and to the late reggae performer, Robert Nesta Marley, professionally known as Bob Marley, including the Trademark. Fifty Six Hope Road granted a worldwide exclusive, non-terminable oral license to MCL to utilize the Trademark and further granted the right for MCL to grant to the Company a non-exclusive, terminable sub-license to use the Trademark. In accordance with the License Agreement, MCL granted to the Company a non-exclusive transferable sub-license for the worldwide rights to use the Trademark for the licensed products and distribution channels.

16

Consideration for the license of the Trademarks is as follows:

(1)	The Company entered into the Asset Purchase Agreement to sell all its interests in its Branding Development and Business Plan Development to MCL;
(2)	The Company assigned an agreement entered into with Rohan Marley, proprietor of farmland and improvements thereon located in Jamaica (the “Farm”) to lease the Farm commencing February 15, 2008 (the “Farm Lease Agreement”) to MCL and transferred to MCL all its interest in the Farm Lease Agreement and leasehold improvements on the Farm;
(3)	The Company agreed to issue to MCL ten million (10,000,000) shares of common stock of the Company as follows:
•	One Million (1,000,000) shares upon the execution of the License Agreement; and
•	One Million (1,000,000) shares on each yearly anniversary of the execution of the License Agreement for the following nine years.

The Fifty Six Hope Road Trademark License Agreement superseded and replaced the trademark license agreement dated March 31, 2010, as amended on August 5, 2011, between the Company and MCL, pursuant to which MCL granted the Company an exclusive, terminable sub-license to use the Trademarks (the “MCL Trademark License Agreement”). Previously, in connection with the MCL Trademark License Agreement, Fifty Six Hope Road granted a worldwide, exclusive, terminable oral license to MCL to utilize the Trademarks and further granted the right for MCL to grant to the Company an exclusive, terminable sub-license to use the Trademarks. As of July 31, 2012, the Company had issued 2,000,000 shares of Company’s common stock to MCL and was obligated to issue an additional 1,000,000 shares of the Company’s common stock to MCL. Effective upon the execution of the Fifty Six Hope Road Trademark License Agreement, the MCL Trademark License Agreement was terminated and the Company was under no further obligation to issue the remaining 7,000,000 shares of common stock of the Company to MCL as consideration under the MCL Trademark License Agreement.

On June 15, 2010, the Company retained an independent business valuation service to provide financial advisory assistance in the accounting for the Trademark license acquisition, in accordance with ASC 820 (FASB 157) guidelines, and to assist the Company in one or more of the following: (i) determining the Trademark value and (ii) determining the fair valuation of the consideration (common stock) provided for in the acquisition using income, market and cost-oriented methods according to ASC 820. According to the valuation report dated June 19, 2010, the following factors were taken into consideration by the valuation service:

•	The nature of the business and the history of the Company since inception;
•	The economic outlook in general and the condition or outlook of the coffee industry;
•	The book value of the business and the financial condition of the Company;
•	The relief from royalty payments associated with using trademarks;
•	The dividend-paying capacity of the Company;
•	Sales of stock and the size of the block of stock to be valued; and
•	The market prices of securities of corporations engaged in the same or a similar line of business and actively traded in a free and open market, either on an exchange or over-the-counter basis.

Based on the analysis, management estimated that the fair market value of this transaction was $640,000. The License Agreement has an indefinite life and is therefore not being amortized.

Management of the Company reviewed the valuation report and is satisfied that the report fairly values the transaction. Management evaluated the carrying value of the license and determined that no impairment existed at January 31, 2012 or 2011, or at July 31, 2012.

We entered into the License Agreement because we were of the view that MCL is better positioned to continue developing the Farm in a sustainable manner. The License Agreement also secures our rights to use the Trademarks. We also believed that the Company would be better suited to focus on the service, hospitality, office coffee services and “big box” market segments, whereas MCL would focus on the high-end retail market.

As discussed above, effective August 5, 2011, the Company and MCL entered into an Amended License Agreement with MCL. In consideration for the amended terms, the Company agreed to assume $126,000 of obligations of MCL or its managing members by paying MCL or creditors identified by MCL or by MCL’s managing members $55,000, with the balance to be paid in equal monthly installments over a period of eighteen months. The Amended License Agreement provided for the following:

17

•	Expanded the definition of “Licensed Distribution Channels” to include specialty grocery stores, food distributors and supply services, gas and other automotive/truck service stations, Internet-based wholesalers and retailers, and other business engaged in the sale of coffee products (whole or ground beans or beverages) and accessories (excluding “coffee houses”).

•	Expanded the definition of “Licensed Products,” to include “the non-exclusive right to merchandise other items including, but not limited to, coffee cups, coffee mugs, coffee glasses, saucers, milk steamers, machines for brewing coffee, espresso, and/or cappuccino, grinders, water treatment products, tea products and chocolate products.”

•	Amended the initial License Agreement’s nonexclusive worldwide right to grant the Company an exclusive right to distribute, through the Licensed Distribution Channels, the Licensed Products and Services within and to the U.S., Canada, Mexico and the Caribbean, as well as to U.S. and Canadian government and military facilities worldwide (the “Territory”).

•	Granted the Company a non-exclusive right to distribute tea products and instant coffee in the Territory.

•	Granted the Company a revocable right (subject to MCL’s consent) to use the term “Marley Coffee,” and reasonably similar variations, as the Company’s “doing business as” name solely in connection with the Licensed Products and Services, for the Licensed Distribution Channels, in the Territory. If MCL, or an affiliate thereof, opens up to three franchise establishments to retail the Licensed Products and Services, following the completion of such franchises the Company shall have a right of first refusal to develop new franchises in the U.S. The Amendment added an arbitration clause to the Agreement for an efficient dispute resolution scheme.

Competition

Competition in the hospitality and coffee markets is intense and we expect it to increase. Our most significant competitors, include premium coffee companies such as Starbucks, Tully’s, Seattle’s Best, Peet’s Coffee, Green Mountain Coffee, Farmer’s Brothers and other national, local and regional companies in the grocery retail and office coffee service and hospitality industry market, many of which have substantially greater financial, sales, marketing and human resources than we do.

We believe that our customers choose among coffee brands based on the total value proposition that includes quality, variety, convenience, personal taste preference and price. We believe that our market share in the category is driven by the quality of our product, while being competitively priced in the premium category. Our strategy is to enter into regional markets and concentrate our marketing efforts into those areas. If we are able to increase our market penetration in those regional markets, we expect to expand our marketing efforts into additional regional markets.

Product Research and Development

We did not expend any significant funds on research and development activities for the fiscal years ending January 31, 2012 or January 31, 2011.

Employees

As of August 30, 2012, we had three full-time employees and no part-time employees. We also utilize independent contractors and consultants to assist us with key functions. Our agreements with these independent contractors and consultants are usually short-term. We believe that our relations with our employees, independent contractors and consultants are good. None of our employees are represented by a union or covered by a collective bargaining agreement.

Legal Proceedings

We are currently not a party to any material legal or administrative proceedings and are not aware of any pending legal or administrative proceedings against us. We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

18

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Overview

We are in the business of providing premium roasted coffee through all of our distribution channels, which include, but are not limited to, the service, hospitality, office coffee service and “big box” store markets. We intend to develop a significant market share of the category and achieve a leadership position by capitalizing on the global recognition of the Marley name through a co-branding relationship with MCL. Through a licensing agreement with MCL, the Company has the worldwide right to use, and sublicense, the intellectual property rights in and to the late reggae performer, Robert Nesta Marley, professionally known as Bob Marley, including “Marley Coffee”.

Pursuant to the Company’s Amended License Agreement with MCL, the Company markets the name “Marley Coffee” within the U.S. (including its territories and possessions), Canada, Mexico and the nations of the Caribbean Sea to sell coffee in any form or derivation through any distribution channel, provided that the Company may not use the brand “Marley Coffee” through coffee houses or coffee shop franchises.

The Company also may distribute tea products and instant coffee products. During the time of effectiveness of the License, MCL granted to the Company a revocable right to use the name “Marley Coffee” and reasonably similar variations thereof, subject to MCL’s consent, as its “doing business as” or “DBA” name but solely within the scope of the License.

On April 25, 2011, the Company entered into an Exclusive Sales and Marketing Agreement (the “NCSV Agreement”) with National Coffee Service & Vending (“NCSV”). Pursuant to the NCSV Agreement, we agreed to appoint NCSV as our exclusive agent and distributor of “Jammin Java Coffee” brand roasted coffee within the U.S. in the office coffee vending, office products, water, and other industries featuring a “break room,” and divisions and offshoots thereof. Pursuant to the NCSV Agreement, we compensate NCSV based on a percentage of net profits (as defined) on sales fulfilled by NCSV.

During the year ended January 31, 2012 (“Fiscal 2012”) we grew from a development stage company to a fully functional organization. We raised $2,525,000 in private placements, which allowed us to hire additional personnel, more effectively market our products and increase our business lines.

In the six months ended July 31, 2012, we added two additional revenue channels: Marley Coffee branded vending solutions and Marley Coffee branded Bike Cafés.

Branded Vending & Foodservice. In April 2012, during the National Automatic Merchandising Association (NAMA) OneShow annual trade show, we announced that AVT, Inc. and Seaga Manufacturing, Inc., both leading developers of vending and self-service retail equipment, would create Marley Coffee branded coffee vending machines.

AVT’s Marley Coffee-branded machines are designed to target college campuses, traditional retail locations, high-density traffic areas such as theaters and hotels, and traditional foodservice vendors. Several large retailers have already inquired about these new vending machines and we expect to begin seeing revenue from sales of AVT machines this fiscal year.

Seaga will create two Marley Coffee branded vending solutions for the OCS, vending and foodservice marketplaces: one designed for larger, high traffic environments; and another, an automatic table-top vending machine for small and medium traffic locations. National Coffee Service & Vending (NCS&V), a current Marley Coffee sales agent for office coffee service, will also continue distribute the Marley Coffee branded vending solutions for the OCS.

19

Marley Coffee BikeCaffe Mobile Franchise Concept. Also at the April 2012 NAMA OneShow, we announced the Marley Coffee branded BikeCaffe Coffee Bike. BikeCaffes, found in select cities in the U.S. and Europe, is a new approach to serving coffee to customers. The three-wheeled, geared bikes are full-service cafes that can roll from location to location, leaving little carbon footprint. BikeCaffe franchises are available to Marley Coffee branded bikes that will sell coffee drinks exclusively featuring Marley Coffee beans.

Recent Development

TCA Transaction

On July 19, 2012 (the “Closing”), the Company and TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (“TCA”) entered into a Credit Agreement, which had an effective date of June 29, 2012 (the “Credit Agreement”).  Pursuant to the Credit Agreement, TCA agreed to loan the Company up to $2 million for working capital purposes, based on the amount of eligible accounts receivable we provide TCA the rights to in order to secure the repayment of the amounts borrowed under the Credit Agreement.  A total of $350,000 was funded by TCA in connection with the Closing.  The amounts borrowed pursuant to the Credit Agreement are evidenced by a Revolving Note (the “Revolving Note”), the repayment of which is secured by a Security Agreement.  Pursuant to the Security Agreement, the repayment of the Revolving Note is secured by a security interest in substantially all of the Company’s assets in favor of TCA. The initial Revolving Note in the amount of $350,000 is due and payable along with interest thereon on July 18, 2013, and bears interest at the rate of 12% per annum, increasing to 18% per annum upon the occurrence of an event of default.

Additionally, upon the occurrence of an event of default under the Credit Agreement or the Revolving Note, TCA may convert all or any portion of the outstanding principal, accrued and unpaid interest, and any other sums due and payable under the Revolving Note into shares of the Company common stock at a conversion price equal to 85% of the lowest daily volume weighted average price of the Company common stock during the five (5) trading days immediately prior to such applicable conversion date, in each case subject to TCA not being able to beneficially own more than 4.99% of our outstanding common stock upon any conversion.

The Company has the right to prepay the Revolving Note, in whole or in part, provided, that the Company pays TCA an amount equal to the then outstanding amount of the Revolving Note plus 5% for repayments up until 180 days following the Closing and the then outstanding amount of the Revolving Note plus 2.5% for repayments subsequent to 180 days following the Closing.

The Company also agreed to pay TCA various fees during the term of the Credit Agreement, including a $1,500 asset monitoring fee (which increases as additional amounts are borrowed under the Credit Agreement) due each quarter that the Credit Agreement is outstanding, a transaction advisory fee of 4% of any amounts borrowed under the Line of Credit, and a collection fee equal to 0.875% for receivables outstanding and received by the Company within 30 days of the invoice date therefor, 1.625% for receivables outstanding and received by the Company between 31-60 days of the invoice date therefor, and 2.25% for receivables outstanding and received by the Company between 61-90 days of the invoice date therefor. The Company also paid TCA due diligence and document review fees of $25,000 in connection with the closing.  In total, the Company paid $52,575 in fees, expenses and closing costs in connection with the Closing and as such, netted $297,425 in connection with the Closing.

The Company also agreed to pay TCA a fee of $100,000, payable in shares of our common stock (initially equal to 588,235 shares of common stock) (the “Fee Facility Shares”).  The number of Fee Facility Shares are adjusted upon the earlier of (a) the date that all Fee Facility Shares are sold; or (b) 12 months after the Closing, such that the total value realized by TCA in connection with the sale of the Fee Facility Shares is equal to $100,000.  Additionally, in the event that TCA determines in its sole and absolute discretion, at any time that the Facility Fee Shares are not likely to be monetized for at least $100,000, TCA can request that we redeem the Fee Facility Shares then held by TCA for six (6) equal monthly payments totaling in aggregate $100,000 minus the total value received by TCA through the sale of such Fee Facility Shares.

During the term of the Credit Agreement, the Company is prohibited from incurring any indebtedness (other than in connection with the Credit Agreement or as otherwise approved by TCA), making any new investments, creating any encumbrances on our assets, permitting a change in control of the Company, issuing any shares of common stock (other than as otherwise approved by TCA and/or in connection with the issuance of up to fifteen percent (15%) of the Company’s issued and outstanding common stock towards employee stock option plans or acquisitions ), affecting any transactions with affiliates of the Company or undertaking certain other actions as described in greater detail in the Credit Agreement, except in the usual course of business.

20

Fairhills Transaction

On August 1, 2012, the Company entered into the Investment Agreement with Fairhills. The Investment Agreement provides that the Company may, from time to time in its sole discretion as, and when it determines appropriate in accordance with the terms and conditions of the Investment Agreement, during the Open Period (defined below), deliver a Put Notice to Fairhills which states the dollar amount of securities that the Company intends to sell to Fairhills on a date specified in the Put Notice (the “Put”). The Company will be entitled to Put to Fairhills (the “Put Amount”) the number of shares of common stock equal to a maximum of two hundred percent (200%) of the average daily volume (U.S. market only) of our common stock for the ten (10) trading days prior to the applicable Put Notice. The purchase price per share to be paid by Fairhills for each Put Amount will be calculated at a 20% discount to the average of the 3 lowest bid prices during the 10) trading days immediately prior to Fairhills’ receipt of the Put Notice. The “Open Period” begins on the trading day after a registration statement is declared effective as to the common stock to be subject to the Put, and ends 36 months after such date, unless earlier terminated in accordance with the Investment Agreement. The Company has the right, pursuant to the terms of the Investment Agreement to Put up to $2 million of common stock to Fairhills.

There are put restrictions applied on days between the date the Put Notice is delivered and the closing date with respect to that particular Put.  During this time, the Company shall not be entitled to deliver another Put Notice.  In addition, Fairhills will not be obligated to purchase shares if Fairhills’ total number of shares beneficially held at that time would exceed 4.99% of the number of shares of the Company’s common stock as determined in accordance with Rule 13d-1 of the Securities Exchange Act of 1934, as amended.  In addition, the Company is not permitted to draw on the facility unless there is an effective Registration Statement (as further explained below) to cover the resale of the shares.

The Investment Agreement further provides that Fairhills and the Company are each entitled to customary indemnification from the other for any losses or liabilities they may suffer as a result of any breach by the other of any provisions of the Investment Agreement or Registration Rights Agreement (as defined below).

In connection with the Investment Agreement, the Company and Fairhills entered into a Registration Rights Agreement (“Registration Rights Agreement”). Under the Registration Rights Agreement, the Company will use its commercially reasonable efforts to file, within twenty-one (21) days of the date of the Investment Agreement, a Registration Statement on Form S-1 covering the resale of the common stock subject to the Investment Agreement. The Company has agreed to use all commercially reasonable efforts to have the Registration Statement declared effective by the SEC within one hundred and twenty (120) calendar days after the date of the Registration Rights Agreement.  Fairhills has agreed to pay all costs and expenses associated with the Registration Rights Agreement.

In addition to the Investment Agreement, on August 1, 2012, the Company and Fairhills entered into a Securities Purchase Agreement, pursuant to which the Company agreed to sell and Fairhills agreed to purchase an aggregate of 625,000 shares of the Company’s common stock (the “SPA Shares”) for $75,000 (or $0.12 per share), in two closings of 312,500 shares each, with one closing occurring on the date the Securities Purchase Agreement was entered into and the second closing occurring on the date that the Company files an amended Registration Statement in response to SEC comments.  We also agreed to register the SPA Shares sold pursuant to the Securities Purchase Agreement.  Finally, we agreed to provide Fairhills price protection for the SPA Shares and to issue Fairhills additional shares of common stock of the Company on the earlier of the (a) the effectiveness of the Registration Statement; and (b) such time as the SPA Shares can be sold pursuant to Rule 144 of the Securities Act of 1933, as amended, such that the total value of the SPA Shares and any additional shares issuable on such date total $75,000 in value, based on a 20% discount to the then trading price of the Company’s common stock.

21

The foregoing summary description of the terms of the Credit Agreement, Revolving Note, Security Agreement, Investment Agreement, Registration Rights Agreement and Securities Purchase Agreement may not contain all information that is of interest to the reader. The foregoing description of each of the Credit Agreement, Revolving Note, Security Agreement, Investment Agreement, Registration Rights Agreement and Securities Purchase Agreement are qualified in its entirety by reference to the full text of the Credit Agreement, Revolving Note, Security Agreement, Investment Agreement, Registration Rights Agreement and Securities Purchase Agreement, respectively, which will be filed as exhibits to the Company’s next Form 10-Q filing.

New Trademark Agreement Relating to the “Marley Coffee” Trademarks/Termination of Obligation to Issue Additional Shares to MCL

On September 13, 2012, the Company entered into a license agreement with an effective date of August 7, 2012 (the “Fifty Six Hope Road Trademark License Agreement”) with Fifty Six Hope Road Music Limited, a Bahamas international business company (“Fifty Six Hope Road”). Pursuant to the Fifty Six Hope Road Trademark License Agreement, Fifty Six Hope Road granted the Company a worldwide, exclusive, non-transferable license to utilize the “Marley Coffee” trademarks (the “Trademarks”) in connection with (i) the manufacturing, advertising, promotion, sale offering for sale and distribution of coffee in all its forms and derivations, regardless of portions, sizes or packaging (the “Exclusive Licensed Products”) and (ii) coffee roasting services, coffee production services, and coffee sales, supply, distribution and support services, provided that the Company may not open retail coffee houses under the Trademark. In addition, Fifty Six Hope Road granted the Company the right to use the Trademarks on advertising and promotional materials that pertain solely to the sale of coffee cups, coffee mugs, coffee glasses, saucers, milk steamers, machines for brewing coffee, espresso and/or cappuccino, grinders, water treatment products, tea products, chocolate products, and ready-to-use (instant) coffee products (the “Non-Exclusive Licensed Products”, and together with the Exclusive Licensed Products, the “Licensed Products”). Licensed Products may be sold by the Company pursuant to the Fifty Six Hope Road Trademark License Agreement through all channels of distribution, provided that, subject to certain exceptions, the Company cannot sell the Licensed Products by direct marketing methods (other than the Company’s website), including television, infomercials or direct mail without the prior written consent of Fifty Six Hope Road. In consideration for the foregoing licenses, the Company agreed to pay royalties to Fifty Six Hope Road in an amount equal to 3% of the net sales of all Licensed Products. In addition, such royalty payments are to be deferred during the first 20 months of the term of the License Agreement, and such deferred payments shall be paid on a quarterly-basis thereafter.

The Fifty Six Hope Road Trademark License Agreement superseded and replaced the trademark license agreement dated March 31, 2010, as amended on August 5, 2011, between the Company and Marley Coffee, LLC (“MCL”), pursuant to which MCL granted the Company an exclusive, terminable sub-license to use the Trademarks (the “MCL Trademark License Agreement”). Previously, in connection with the MCL Trademark License Agreement, Fifty Six Hope Road granted a worldwide, exclusive, terminable oral license to MCL to utilize the Trademarks and further granted the right for MCL to grant to the Company an exclusive, terminable sub-license to use the Trademarks. As part of the consideration between the Company and MCL for the Trademark License Agreement, effective March 31, 2010, the Company agreed to issue to MCL 10,000,000 shares of common stock of the Company as follows: 1,000,000 shares of the Company’s common stock upon execution of such Agreement, and an additional 1,000,000 shares of common stock on each anniversary of the execution of the Trademark License Agreement for the following nine years, through March 31, 2019. As of July 31, 2012, the Company had issued 2,000,000 shares of Company’s common stock to MCL and was obligated to issue an additional 1,000,000 shares of the Company’s common stock to MCL. These shares were offered and sold pursuant to an exemption from registration set forth in section 4(2) of the 1933 Act. Effective upon the execution of the Fifty Six Hope Road Trademark License Agreement, the MCL Trademark License Agreement was terminated and the Company was under no further obligation to issue the remaining 7,000,000 shares of common stock of the Company to MCL as consideration under the MCL Trademark License Agreement.

Results of Operations

For the year ended January 31, 2012 and January 31, 2011

Sales Revenue

Sales revenue for the fiscal year ended January 31, 2012 was $402,698, an increase of $401,661, as compared with sales revenue of $1,037 for the fiscal year ended January 31, 2011.  Sales revenue increased as a result of the Company’s continued maturation from its development stage.

22

Cost of Sales

Cost of sales for the fiscal year ended January 31, 2012 was $340,395, an increase of $338,704 as compared to $1,691 for the fiscal year ended January 31, 2011. The increase in the cost of sales was in direct correlation to the Company’s growth.

Compensation and Benefit Expenses

Compensation and benefits for the fiscal year ended January 31, 2012, were $939,317 as compared to $-0- for the fiscal year ended January 31, 2011. The increase was a result of stock compensation expenses associated with options granted.

Selling and Marketing Expenses

Selling and marketing expenses for the fiscal year ended January 31, 2012, were $221,888, an increase of $217,895, as compared to $3,993 in expenses for the fiscal year ended January 31, 2011.  The increase was principally the result of marketing expenses related to the ramping up of sales operations.

General and Administrative Expenses

General and administrative expenses for the fiscal year ended January 31, 2012, were $1,369,372, an increase of $1,222,784, as compared to $146,588 in expenses for the fiscal year ended January 31, 2011.  The increase was principally the result of increased professional fees, payroll and corporate reporting expenses.

Net Loss

We incurred a net loss of $2,466,039 for the fiscal year ended January 31, 2012, compared to $151,235 for the fiscal year ended January 31, 2011. The principal reason for the increase was an increase in professional fees, payroll, selling expenses, corporate reporting expenses and stock compensation expenses associated with options granted.

Rising coffee commodity prices generally negatively affects our net income. However, in the latter part of the fiscal quarter ended January 31, 2012, coffee commodity prices fell, resulting in a positive impact on our net income.

For the three and six months ended July 31, 2012 and 2011

Sales Revenue

Sales revenue for the six months ended July 31, 2012 was $869,099, an increase of $797,402 , as compared with sales revenue of $71,697 for the six months ended July 31, 2011. Sales revenue increased as a result of the Company’s continued maturation from its development stage.

Cost of Sales

Cost of sales for the six months ended July 31, 2012 was $727,261, an increase of $657,786 as compared to $69,475 for the six months ended July 31, 2011. The increase in the cost of sales correlated with the Company’s revenue growth.

Compensation and Benefit Expenses

Compensation and benefits for the six months ended July 31, 2012, were $1,210,729 as compared to $-0- for the six months ended July 31, 2011. The increase was a result of stock compensation expenses associated with options granted and payroll that was not in effect in 2011.

Selling and Marketing Expenses

Selling and marketing expenses for the six months ended July 31, 2012, were $302,772, an increase of $232,549, as compared to $70,223 for the six months ended July 31, 2011. The increase was principally the result of marketing expenses related to the ramping up of sales operations.

23

General and Administrative Expenses

General and administrative expenses for the six months ended July 31, 2012, were $493,772, a decrease of $104,305, as compared to $598,077 in expenses for the six months ended July 31, 2011.  The decrease was principally the result of decreased legal fees.

Net Loss

We incurred a net loss of $1,880,411 for the six months ended July 31, 2012, compared to $665,211 for the six months ended July 31, 2011. The principal reason for the increased net loss was an increase in expenses related to operating and expanding the business including professional fees, payroll, selling expenses, stock compensation expenses associated with options granted, professional fees and corporate reporting expenses.

Liquidity and Capital Resources

Since our inception, we have financed our operations primarily through the issuance of our common stock.

The following table presents details of our working capital and cash and cash equivalents:

	July 31, 2012	July 31, 2011	Increase / (Decrease)
Working Capital	$(19,315)	$1,961,156	$(1,980,471)
Cash	$301,551	$1,836,007	$(1,534,456)

At July 31, 2012, we had total assets of $1,794,033 and total liabilities of $933,897. Our current sources of liquidity include our existing cash and cash equivalents, cash from operations, amounts under our Credit Agreement, described below, and funds generated as a result of the sale of our shares of common stock under the investment and securities purchase agreements with Fairhills Capital Offshore, Ltd., as described below.

For the six months ended July 31, 2012, although we generated sales of $869,099, we had a net loss of $1,880,411. During the next 12 months, we estimate our funding requirements to be $1,400,000 consisting of $300,000 in selling and marketing expenses and $1,100,000 in general and administrative expenses. Notwithstanding the sources of liquidity described above, we believe that the Company will require additional funding to continue our business operations for the next 12 months. We have not yet generated net income through the sale of our products and thus make no assurances that net income will be generated in the future.

From time to time, we may attempt to raise capital through either equity or debt offerings. Our capital requirements will depend on many factors, including, among other things, the rate at which our business grows, with corresponding demands for working capital and expansion capacity. We could be required, or may elect, to seek additional funding through public or private equity, debt financing or bank financing. However, a credit facility, or additional funds through public or private equity or other debt financing, may not be available on terms acceptable to us or at all, or that any such financing activity would not be dilutive to our stockholders. Without additional funds and/or increased revenues, we may not have enough cash or financial resources to operate for the next twelve months.

Our ability to meet our obligations in the ordinary course of business is dependent upon our ability to sell our products directly to end-users and through distributors, establish profitable operations through increased sales and decreased expenses, and obtain additional funds when needed.

There can be no assurance that we will be able to increase sales, reduce expenses, or obtain additional financing, if necessary, at a level to meet our current obligations. As a result, the opinion we have received from our independent registered public accounting firm on our January 31, 2012 financial statements contains an explanatory paragraph stating that there is a substantial doubt regarding our ability to continue as a going concern.

Cash Requirements for Next 12 Months

During the next 12 months, we estimate our required funding expenditures to be $1,400,000 consisting of $300,000 in selling and marketing costs and $1,100,000 in general and administrative costs.

24

From time to time, we may attempt to raise capital through either equity or debt offerings. Our capital requirements will depend on many factors, including, among other things, the rate at which our business grows, with corresponding demands for working capital and expansion capacity. We could be required, or may elect, to seek additional funding through public or private equity, debt financing or bank financing. However, a credit facility, or additional funds through public or private equity or other debt financing, may not be available on terms acceptable to us or at all, or that any such financing activity would not be dilutive to our stockholders. Without additional funds and/or increased revenues, we may not have enough cash or financial resources to operate for the next twelve months.

Obligation to Issue Additional Shares

As part of the consideration between us and MCL for the Trademark License Agreement, effective March 31, 2010, the Company agreed to issue to MCL 10,000,000 shares of common stock of the Company as follows: 1,000,000 shares of the Company's common stock upon execution of such Agreement, and an additional 1,000,000 shares of common stock on each anniversary of the execution of the Trademark License Agreement for the following nine years, through March 31, 2019. As of June 11, 2012, the Company had issued 3,000,000 shares of Company's common stock to MCL. These shares were offered and sold pursuant to an exemption from registration set forth in section 4(2) of the 1933 Act.

On September 13, 2012, the Company entered into a license agreement with an effective date of August 7, 2012 (the “Fifty Six Hope Road Trademark License Agreement”) with Fifty Six Hope Road Music Limited, a Bahamas international business company (“Fifty Six Hope Road”). Pursuant to the Fifty Six Hope Road Trademark License Agreement, Fifty Six Hope Road granted the Company a worldwide, exclusive, non-transferable license to utilize the “Marley Coffee” trademarks (the “Trademarks”) in connection with (i) the manufacturing, advertising, promotion, sale offering for sale and distribution of coffee in all its forms and derivations, regardless of portions, sizes or packaging (the “Exclusive Licensed Products”) and (ii) coffee roasting services, coffee production services, and coffee sales, supply, distribution and support services, provided that the Company may not open retail coffee houses under the Trademark. In addition, Fifty Six Hope Road granted the Company the right to use the Trademarks on advertising and promotional materials that pertain solely to the sale of coffee cups, coffee mugs, coffee glasses, saucers, milk steamers, machines for brewing coffee, espresso and/or cappuccino, grinders, water treatment products, tea products, chocolate products, and ready-to-use (instant) coffee products (the “Non-Exclusive Licensed Products”, and together with the Exclusive Licensed Products, the “Licensed Products”). Licensed Products may be sold by the Company pursuant to the Fifty Six Hope Road Trademark License Agreement through all channels of distribution, provided that, subject to certain exceptions, the Company cannot sell the Licensed Products by direct marketing methods (other than the Company’s website), including television, infomercials or direct mail without the prior written consent of Fifty Six Hope Road. In consideration for the foregoing licenses, the Company agreed to pay royalties to Fifty Six Hope Road in an amount equal to 3% of the net sales of all Licensed Products. In addition, such royalty payments are to be deferred during the first 20 months of the term of the License Agreement, and such deferred payments shall be paid on a quarterly-basis thereafter.

The Fifty Six Hope Road Trademark License Agreement superseded and replaced the trademark license agreement dated March 31, 2010, as amended on August 5, 2011, between the Company and Marley Coffee, LLC (“MCL”), pursuant to which MCL granted the Company an exclusive, terminable sub-license to use the Trademarks (the “MCL Trademark License Agreement”). Previously, in connection with the MCL Trademark License Agreement, Fifty Six Hope Road granted a worldwide, exclusive, terminable oral license to MCL to utilize the Trademarks and further granted the right for MCL to grant to the Company an exclusive, terminable sub-license to use the Trademarks. As part of the consideration between the Company and MCL for the Trademark License Agreement, effective March 31, 2010, the Company agreed to issue to MCL 10,000,000 shares of common stock of the Company as follows: 1,000,000 shares of the Company’s common stock upon execution of such Agreement, and an additional 1,000,000 shares of common stock on each anniversary of the execution of the Trademark License Agreement for the following nine years, through March 31, 2019. As of July 31, 2012, the Company had issued 2,000,000 shares of Company’s common stock to MCL and was obligated to issue an additional 1,000,000 shares of the Company’s common stock to MCL. These shares were offered and sold pursuant to an exemption from registration set forth in section 4(2) of the 1933 Act. Effective upon the execution of the Fifty Six Hope Road Trademark License Agreement, the MCL Trademark License Agreement was terminated and the Company was under no further obligation to issue the remaining 7,000,000 shares of common stock of the Company to MCL as consideration under the MCL Trademark License Agreement.

25

Cash Flows

Operating Activities

Compared to the corresponding period in 2011, net cash used in operating activities increased by approximately $173,913 for the six month period ended July 31, 2012. The increase was primarily due to our net loss of $1,880,411; and higher utilization of cash resources for payment of operating liabilities such as accounts payable, pre-paid expenses and other current assets and other current liabilities. The impact of such increase was partially offset by an increase of $350,833 in accounts receivable; $996,181 of stock compensation expenses; and an increase in accounts payable of $411,334.

Investing Activities

Compared to the corresponding period in fiscal 2011, net cash used in investing activities increased by approximately $9,764 due primarily from the purchase of computer equipment.

Financing Activities

Compared to the corresponding period in fiscal 2011, net cash provided by financing activities decreased by approximately $2,184,190 for the six months July 31, 2011 primarily because the Company’s capital-raising activities decreased in 2012.

Contractual and Other Obligations

Credit Agreement

On July 19, 2012 we entered into a credit agreement with TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (“TCA”), effective June 29, 2012 (the “Credit Agreement”), pursuant to which TCA agreed to loan the Company up to $2 million, based on the amount of eligible accounts receivable the Company provided to secure the repayment of the amounts borrowed under the Credit Agreement. As of July 19, 2012, we borrowed $350,000 pursuant to the Credit Agreement, evidenced by a revolving note, the repayment of which is secured by a security interest in substantially all of our assets in favor of TCA. The revolving note bears interest at the rate of 12% per annum (18% per annum upon a default) and is due and payable on July 18, 2013. Upon an event of default under the Credit Agreement or the revolving note, TCA may convert all or any portion of the outstanding principal, interest and all other amounts due under the revolving note into shares of our common stock at a conversion price equal to 85% of its lowest daily volume weighted average price during the five (5) trading days immediately prior to the conversion date, in each case subject to TCA not being able to beneficially own more than 4.99% of outstanding common stock upon any conversion. We may prepay the revolving note, in whole or in part, provided, that we pay TCA an amount equal to the then outstanding amount of such note plus 5% for repayments up until 180 days following July 19, 2012, and the then outstanding amount of the revolving note plus 2.5% for repayments subsequent to 180 days following July 19, 2012.

We also agreed to pay TCA various fees during the term of the Credit Agreement.  In total, we paid $52,575 in fees, expenses and closing costs in connection with the Closing and as such, netted $297,425 in connection with the execution of the Credit Agreement. We also agreed to pay TCA a fee of $100,000, payable in shares of our common stock, initially equal to 588,235 shares of common stock (the “Fee Facility Shares”).  The number of Fee Facility Shares are adjusted upon the earlier of (i) the date that all Fee Facility Shares are sold; or (ii) 12 months after July 19, 2012, such that the total value realized by TCA in connection with the sale of the Fee Facility Shares is equal to $100,000.  Additionally, in the event that TCA determines in its sole discretion, at any time that the Facility Fee Shares are not likely to be monetized for at least $100,000, TCA can request that we redeem the Fee Facility Shares then held by TCA for six (6) equal monthly payments totaling in aggregate $100,000 minus the total value received by TCA through the sale of such Fee Facility Shares. These shares were subsequently issued in August 2012. The Fee Facility fee has been included in deferred financing costs and is amortized over the term of the loan.

26

During the term of the Credit Agreement, we are prohibited from (i) incurring any indebtedness (other than in connection with the Credit Agreement or as otherwise approved by TCA); (ii) making any new investments, creating any encumbrances on our assets, permitting a change in control of the Company, issuing any shares of common stock (other than as otherwise approved by TCA and/or in connection with the issuance of up to 15% of our issued and outstanding common stock towards employee stock option plans or acquisitions); and (iii) affecting any transactions with affiliates of the Company or undertaking certain other actions as described in the Credit Agreement, except in the usual course of business.

Investment and Securities Purchase Agreements with Fairhills Capital

On August 1, 2012, we entered into an Investment Agreement (the “Investment Agreement”) with Fairhills Capital Offshore, Ltd., a Cayman Islands company (“Fairhills”) which provides that we may, from time to time, consistent with the provisions with Investment Agreement deliver a notice to Fairhills stating the dollar amount of securities that we intend to sell to Fairhills on a date specified. We shall be entitled to put to Fairhills the number of shares of our common stock equal to a maximum of 200% of the average daily volume of our common stock for the 10 trading days prior to such notice (the “Put Amount”). The purchase price per share to be paid by Fairhills for each put amount shall be calculated at a 20% discount to the average of the three lowest bid prices during the 10 trading days immediately prior to Fairhills’ receipt of such notice. We are only able to put shares to Fairhills beginning on the trading day after a registration statement is declared effective as to our the common stock to be subject to the put, and ends 36 months after such date, unless earlier terminated in accordance with the Investment Agreement. We have the right, pursuant to the terms of the Investment Agreement to put up to an aggregate of $2 million of common stock to Fairhills; however, Fairhills will not be obligated to purchase shares if Fairhills’ total number of shares beneficially held at the time of a put would exceed 4.99%. We are not permitted put shares to Fairhills unless there we have an effective Registration Statement to cover the resale of the shares of our common stock.

In connection with the Investment Agreement, we have entered into a Registration Rights Agreement with Fairhills which provides that we shall use commercially reasonable efforts to (i) file a Registration Statement on Form S-1 covering the resale of the shares of common stock subject to the Investment Agreement within 21 days of the date of the Investment Agreement (the “Fairhills Registration Statement and (ii) have the Registration Statement declared effective by the SEC within 120 calendar days after the date of the Registration Rights Agreement.

In addition to the Investment Agreement, on August 1, 2012, we entered into a Securities Purchase Agreement with Fairhills whereby we agreed to sell Fairhills 625,000 shares of our common stock (the “SPA Shares”) for an aggregate of $75,000, $0.12 per share, in two closings of 312,500 shares each (the “Securities Purchase Agreement”). In connection with the Securities Purchase Agreement, we are required to file a Registration Statement on Form S-1 (the “SPA Registration Statement”) within 30 days after the first closing August 31, 2012. The first closing occurred on August 1, 2012 and the second closing is scheduled to occur on the date that the Company files an amendment to the SPA Registration Statement in response to the initial SEC comments on the SPA Registration Statement. In addition to agreeing to registering the SPA Shares sold pursuant to the Securities Purchase Agreement, we agreed to provide Fairhills price protection for the SPA Shares and to issue Fairhills additional shares of common stock of the Company on the earlier of the (a) the effectiveness of the SPA Registration Statement; and (b) such time as the SPA Shares can be sold pursuant to Rule 144 of the Securities Act of 1933, as amended, such that the total value of the SPA Shares and any additional shares issuable on such date total $75,000 in value, based on a 20% discount to the then trading price of the Company’s common stock.

In connection with the Securities Purchase Agreement, we are required to file the SPA Registration Statement on Form S-1 within 30 days after the first closing August 31, 2012 or we could be held liable for liquidated damages in an amount equal to 1% of the aggregate amount invested by Fairhills for each 30-day period or pro-rata period following such filing deadline, provided that such damages shall cease to accrue on the 180th day following the first closing. There is another deadline relating to when the SPA Registration Statement becomes effective with the SEC and similar liquidated damages imposed upon us to the extent Fairhills is precluded from selling shares of our common stock registered under the SPA Registration Statement.

27

New Trademark Agreement Relating to the “Marley Coffee Trademarks/Termination of Obligation to Issue Additional Shares to MCL

On September 13, 2012, we entered into a license agreement effective August 7, 2012 (the “Fifty Six Hope Road Trademark License Agreement”) with Fifty Six Hope Road Music Limited, a Bahamas international business company (“Fifty Six Hope Road”). Pursuant to the Fifty Six Hope Road Trademark License Agreement, Fifty Six Hope Road granted to us a worldwide, exclusive, non-transferable license to utilize the “Marley Coffee” trademarks (the “Trademarks”) in connection with (i) the manufacturing, advertising, promotion, sale offering for sale and distribution of coffee in all its forms and derivations, regardless of portions, sizes or packaging (the “Exclusive Licensed Products”) and (ii) coffee roasting services, coffee production services, and coffee sales, supply, distribution and support services, provided that we may not open retail coffee houses under the Trademarks. In addition, Fifty Six Hope Road granted us the right to use the Trademarks on advertising and promotional materials that pertain solely to the sale of coffee cups, coffee mugs, coffee glasses, saucers, milk steamers, machines for brewing coffee, espresso and/or cappuccino, grinders, water treatment products, tea products, chocolate products, and ready-to-use (instant) coffee products (the “Non-Exclusive Licensed Products”, and together with the Exclusive Licensed Products, the “Licensed Products”). Licensed Products may be sold by us pursuant to the Fifty Six Hope Road Trademark License Agreement through all channels of distribution, provided that, subject to certain exceptions, we cannot sell the Licensed Products by direct marketing methods (other than the Company’s website), including television, infomercials or direct mail without the prior written consent of Fifty Six Hope Road. In consideration for the foregoing licenses, we agreed to pay royalties to Fifty Six Hope Road in an amount equal to 3% of the net sales of all Licensed Products. In addition, such royalty payments are to be deferred during the first 20 months of the term of the License Agreement, and such deferred payments shall be paid on a quarterly-basis thereafter.

The Fifty Six Hope Road Trademark License Agreement superseded and replaced the trademark license agreement dated March 31, 2010, as amended on August 5, 2011, between us and Marley Coffee, LLC (“MCL”), pursuant to which MCL granted us an exclusive, terminable sub-license to use the Trademarks (the “MCL Trademark License Agreement”). Previously, in connection with the MCL Trademark License Agreement, Fifty Six Hope Road granted a worldwide, exclusive, terminable oral license to MCL to utilize the Trademarks and further granted the right for MCL to grant to us an exclusive, terminable sub-license to use the Trademarks. As part of the consideration between us and MCL for the MCL Trademark License Agreement, effective March 31, 2010, we agreed to issue to MCL 10,000,000 shares of our common stock as follows: 1,000,000 shares of our common stock upon execution of such agreement, and an additional 1,000,000 shares of common stock on each anniversary of the execution of the MCL Trademark License Agreement for the following nine years, through March 31, 2019. As of July 31, 2012, we had issued 2,000,000 shares of our common stock to MCL and were obligated to issue an additional 1,000,000 shares of the Company’s common stock to MCL. These shares were offered and sold pursuant to an exemption from registration set forth in section 4(2) of the 1933 Act. Effective upon the execution of the Fifty Six Hope Road Trademark License Agreement, the MCL Trademark License Agreement was terminated and we were under no further obligation to issue the remaining 7,000,000 shares of our common stock to MCL as consideration under the MCL Trademark License Agreement.

Off-Balance Sheet Arrangements

None.

Critical Accounting Policies

The unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America which require us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the unaudited financial statements and revenues and expenses during the periods reported. Actual results could differ from those estimates. Information with respect to our critical accounting policies which we believe could have the most significant effect on our reported results and require subjective or complex judgments by management is contained on pages 16 and 17 in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, of our Annual Report on Form 10-K for the year ended January 31, 2012. We believe that as of July 31, 2012 there had been no material changes to this information.

Recent Accounting Pronouncements

For the six month period ended July 31, 2012, there were no accounting standards or interpretations issued that are expected to have a material impact on our financial position, operations or cash flows.

28

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors are as follows:

Name	Age	Position
Brent Toevs	46	Chief Executive Officer and Director
Anh Tran	35	President, Chief Operating Officer, Secretary, Treasurer and Director
Rohan Marley	39	Director

Biographical information for our officer and Directors are set forth below:

Brent Toevs has served as Chief Executive Officer and Director since August 2011. From 2001 to 2011 Mr. Toevs was co-founder and partner of National Coffee Service & Vending (NCSV), a consulting firm providing sales agents and consultants in the office coffee and foodservice industries. NCSV represents and directs sales nationally and regionally for numerous coffee brands. From 1999 to 2001, Mr. Toevs served as the Vice President of Sales for USRefresh Coffee & Vending where he was responsible for OCS sales and marketing in the United States and Canada. From 1996 to 1999 Mr. Toevs held senior positions of increasing responsibility at USRefresh at its headquarters in Ottawa, Ontario. While at USRefresh, Mr. Toevs served as the president where he oversaw sales, marketing and customer service and established the Canadian division for the parent company and in sales management where he expanded sales and increased sales revenue. As our Chief Executive Officer, Mr. Toevs is directly involved in all aspects of our operations. Mr. Toevs’ extensive experience in corporate business development within the coffee foodservice industry, in addition to executive leadership and management experience, provide valuable insight to the board of directors.

Anh Tran has served as President, Chief Operating Officer, Secretary, Treasurer and Director since August 2011. Mr. Tran began working for the Company in February 2010 and served as Chief Executive Officer, President, Principal Financial Officer, Secretary and Director of the Company from May 2010 to August 2011.  From January 2005 to February 2010, Mr. Anh served as the chief executive officer of Greencine.com, an online independent movie distribution service.  During his tenure with Greencine.com, Mr. Tran led the company to numerous awards and was one of the first in its field to distribute paid content online.  Prior to that, he was a technology strategy consultant for Arthur Andersen. Mr. Tran was involved with business process reengineering for Fortune 500 technology companies and worked closely with corporate executives to strategically plan for the future. As a consultant for Arthur Andersen, Mr. Tran worked on Siebel Systems’ customer relationship management implementations. Mr. Tran received a fellowship at the prestigious Coro Fellowship Program in San Francisco and holds a B.A. from the University of California at Los Angeles. As our President, Chief Operating Officer, Secretary and Treasurer, Mr. Tran has extensive experience leading start-up companies.  He also has a history working with consumer products and international markets and utilizes those experiences to run the day to day operation of the Company as well as to work to grow the Company on an international level. Mr. Tran’s experience with the Company’s operations and his ability to provide operational insight led the board to conclude that Mr. Tran should serve as a director.

Rohan Marley has served as a Director of the Company since March 2008. Mr. Marley is the son of late reggae artist Bob Marley and is heavily involved in all of the family businesses including 56 Hope Road Music, Bob Marley Music, Zion Rootswear as well as various land and resort holdings across the globe.

From July 2010 to the present, Mr. Marley has served as Chairman of Marley Coffee, Ltd., a limited company formed under the laws of Jamaica in July 2010 with a principal place of business in Kingston, Jamaica.   Marley Coffee is in the business of producing coffee and selling it through various distribution outlets including through Marley Coffee, LLC. Since February 2009, Mr. Marley has served as Co-Manager of MCL, which is in the business of producing coffee and selling it through various distribution outlets including through Jammin Java pursuant to a license from Marley Coffee. From January 2006 to February 2009, Mr. Marley was an entrepreneur principally engaged in planning and developing the business plan for MCL and the Marley Coffee brand.  Mr. Marley has been in the coffee business since 1999 when he bought a farm in the Blue Mountain region of Jamaica and began his career in the business of organic coffee farming.   In addition, during the past 15 years, Mr. Marley has been deeply involved in Marley family businesses which seek to spread the message of his father, music icon, Bob Marley, through numerous product distribution and co-branding arrangements and other strategic alliances. In 2004 Mr. Marley founded Tuff Gong Clothing, a privately held clothing designer. Mr. Marley believes strongly in giving back to human causes and communities in need.  To help promote happiness and prosperity, Marley Coffee created and continues to support the Kicks For Cause Foundation, a youth soccer program that helps enrich and inspire the lives of underprivileged children. Mr. Marley’s leadership in creating the vision for the Company and his experience helping run his family’s businesses are of great value to the board.

29

Term of Office

Our Director(s) are elected annually and hold office until our next annual meeting of the shareholders and until their successor(s) are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. Our officers and Directors may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors. Vacancies in the Board are filled by majority vote of the remaining Directors.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Employment Agreements

On August 5, 2011, the Company formalized its employment arrangement with Anh Tran, its President, and the Board approved the contract which is effective as of August 1, 2011 with a term of three years until renewal.  Mr. Tran shall receive an annual salary of $120,000, less ordinary withholdings, with a ten percent (10%) annual incremental increase, subject to change from time to time as the Board or a compensation committee of the Board may determine and approve.  Mr. Tran may also receive a cash bonus following the end of each fiscal year upon the satisfaction, as determined by the Board at its sole discretion, of performance objectives as established by the Board on an annual basis.  Mr. Tran is also entitled to receive up to $10,000 per year for contribution, up to the maximum U.S. Federal amount, to his Individual Retirement Account.  In addition to standard benefits, the Company agreed to pay Mr. Tran for the costs of maintaining a home office Costs (equipment, supplies, telecommunication costs) and for a mobile phone and plan.

On August 5, 2011, the Board approved an employment agreement with Brent Toevs, to serve as the Company’s Chief Executive Officer (“CEO”), with a term of three years until renewal.  Mr. Toevs shall receive an annual salary of $155,000, less ordinary withholdings, with a ten percent (10%) annual incremental increase, subject to change from time to time as the Board or a compensation committee of the Board may determine and approve.  Mr. Toevs may also receive a cash bonus following the end of each fiscal year upon the satisfaction, as determined by the Board at its sole discretion, of performance objectives as established by the Board on an annual basis.  Mr. Toevs is also entitled to receive up to $10,000 per year for contribution, up to the maximum U.S. Federal amount, to his Individual Retirement Account.  Further, In addition to standard benefits, the Company agreed to compensate Mr. Toevs for annual home office costs (equipment, supplies, telecommunication costs) in the amount of USD$3,600, fees for fiscal year-end tax preparation and personal financial planning/investment advice in the amount of USD$1,000, annual mobile phone and plan expenses in the amount of USD$2,400, and vehicle expenses (combined lease expense, gas and maintenance) in the annual amount of USD$24,000.

Board of Directors Compensation

On August 5, 2011, the Board approved the grant of incentive stock options to Mr. Rohan Marley, the Chairman of the Board, to purchase 2,000,000 Shares at an exercise price of USD$0.40 per Share, vesting annually in one-third tranches over a three-year period.

Our directors Mr. Anh Tran and Mr. Brent Toevs are not compensated for serving on the board of directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

30

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
•

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Ethics

Effective October 1, 2008, our Company’s Board of Directors adopted a Code of Business Conduct and Ethics that applies to, among other persons, our officers and Directors. We have posted the text of the Code of Business Conduct and Ethics on our Internet website at www.jamminjavacoffee.com and have filed it with the U.S. Securities and Exchange Commission on May 17, 2011 as Exhibit 14.1 to the Company’s Annual Report on Form 10-K. A copy of the Code of Business Conduct and Ethics can also be obtained free of charge by writing to Anh Tran, Jammin Java Corp., 8200 Wilshire Blvd., Suite 200, Beverly Hills, CA 90211.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company and strives to be compliant with applicable governmental laws, rules and regulations.

In lieu of an Audit Committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company's internal accounting controls, practices and policies.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership. These reporting persons are required by SEC regulations to furnish us with copies of all such reports they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations from certain insiders that no other reports were required, we believe all of the reporting persons complied with all applicable Section 16(a) filing requirements applicable to them with respect to transactions during the fiscal year ended January 31, 2012.

EXECUTIVE COMPENSATION

Executive Officer Compensation

The following table sets forth certain information concerning compensation earned by or paid to certain persons who we refer to as our “Named Executive Officers” for services provided for the fiscal year ended January 31, 2012. Our Named Executive Officers include persons who (i) served as our principal executive officer or acted in a similar capacity during 2011, (ii) were serving at fiscal year-end as our two most highly compensated executive officers, other than the principal executive officer, whose total compensation exceeded $100,000, and (iii) if applicable, up to two additional individuals for whom disclosure would have been provided as a most highly compensated executive officer, but for the fact that the individual was not serving as an executive officer at fiscal year-end.

31

Summary Compensation Table

Name & Principal Position	Year	Salary	Bonus	Options Awards(1)	All Other Compensation	Total
Brent R. Toevs	2012	$63,239	$0	$861,211	$0	$924,450
Chief Executive Officer (Principal Executive Officer)	2011	$0	$0	$0	$0	$0
Anh T. Tran	2012	$80,000	$0	$1,563,448	$0	$1,643,448
President, Chief Operating Officer, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	2011	$0	$0	$0	$0	$0

(1)	Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. See Note 9 to our financial statements included in this annual report on Form 10-K for assumptions underlying the valuation of equity awards. These amounts do not represent the actual amounts paid to or realized by any of the Named Executive Officers during the respective periods. See Note 9 to our financial statements included in this annual report on Form 10-K for assumptions underlying the valuation of equity awards.

2012 Grants of Plan Based Awards

The following table presents information regarding stock options granted during the fiscal year ended January 31, 2012 pursuant to our Equity Compensation Plan to our Named Executive Officers.

Name	Grant Date	Number of Securities Underlying Options		Exercise Price of Option Awards	Grant Date Fair Value of Options(1)
Brent R. Toevs	08/10/11	1,000,000	(2)	$0.40	$861,211
Anh T. Tran	08/05/11	2,000,000	(2)	$0.40	$1,563,448

(1)	Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 9 to our financial statements included in this annual report on Form 10-K for assumptions underlying the valuation of equity awards.

(2)	The shares vest annually over a three-year period from the grant date.

2012 Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding outstanding equity awards at January 31, 2012 for each of the Named Executive Officers.

32

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date
Brent R. Toevs	—	1,000,000	(1)	$0.40	08/10/17

Anh T. Tran	—	2,000,000	(1)	$0.40	08/05/17

(1)	The shares vest annually over a three-year period from the grant date.

2012 Director Compensation

The following table presents summary information regarding compensation of the non-employee members of our Board of Directors who served during any part of the fiscal year ended January 31, 2012.

Name	Fees Earned or Paid in Cash	Options Awards(1)		Total
Rohan A. Marley	$75,750	$1,563,448	((2)(3)(4)	$1,639,198

(1)	Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 9 to our financial statements included in this annual report on Form 10-K for assumptions underlying the valuation of equity awards.
(2)	As compensation for Board services, Mr. Marley was issued the options on August 5, 2011 to purchase 2,000,000 shares of our common stock at an exercise price of $0.40 per share which shares vest annually over a three-year period from the grant date.
(3)	The aggregate number of shares underlying outstanding option awards as of January 31, 2012 was 2,000,000 shares.
(4)	Compensation for services as Chairman of the Board of Directors.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in its sole determination. Our Board of Directors also reserves the right to pay our executives a salary, and/or issue them shares of common stock in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives which is intended to align the performance of our executives with our long-term business strategies.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

33

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award certain executives with long-term, stock-based compensation in the future, in the sole discretion of our Board of Directors.

Criteria for Compensation Levels

The Company seeks to attract and retain qualified executives and employees to positively contribute to the success of the Company for the benefit of its various stakeholders, the most important of which is its shareholders, but also including its officers, employees, and the communities in which the Company operates.

The Board of Directors (in establishing compensation levels for the Company’s Chief Executive Officer, if any) and the Company (in establishing compensation levels for other executives, if any) may consider many factors, including, but not limited to, the individual’s abilities and performance that results in: the advancement of corporate goals of the Company, execution of the Company’s business strategies, contributions to positive financial results, and contributions to the development of the management team and other employees. In determining compensation levels, the Board of Directors may also consider the experience level of each particular individual and/or the compensation level of executives in similarly situated companies in our industry.

Compensation levels for executive officers are generally reviewed annually, but may be reviewed more often as deemed appropriate.

Compensation Philosophy and Strategy

In addition to the “Criteria for Compensation Levels” set forth above, the Company has a “Compensation Philosophy” for all employees of the Company (set forth below).

Compensation Philosophy

The Company’s compensation philosophy is as follows:

•	The Company believes that compensation is an integral component of its overall business and human resource strategies. The Company’s compensation plans will strive to promote the hiring and retention of personnel necessary to execute the Company’s business strategies and achieve its business objectives.
•	The Company’s compensation plans will be strategy-focused, competitive, and recognize and reward individual and group contributions and results. The Company’s compensation plans will strive to promote an alignment of the interests of employees with the interests of the shareholders by having a portion of compensation based on financial results and actions that will generate future shareholder value.
•	In order to reward financial performance over time, the Company’s compensation programs generally will consist of base compensation, and may also consist of short-term variable incentives and long-term variable incentives, as appropriate.
•	The Company’s compensation plans will be administered consistently and fairly to promote equal opportunities for the Company’s employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of August 29, 2012, the number and percentage of outstanding shares of our common stock beneficially owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (b) each of our directors; (c) the Named Executive Officers; and (d) all current directors and executive officers, as a group. As of August 29, 2012 there were 77,644,885 shares of common stock issued and outstanding.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

34

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares Owned		Percentage of Class(2)
Beneficial Owners of more than 5%:
Straight Path Capital (3) (4)	6,250,000	(5)	8.10%

Officers and Directors:
Rohan A. Marley	14,897,500	(6))	19.19%
Brent Toevs	0		0.0%
Anh T. Tran	1,000,000	(7)	1.29%

All directors and executive officers as a group (3 persons)	15,897,500		20.48%

(1)	Unless otherwise indicated in the footnotes, the mailing address of the beneficial owner is c/o Jammin Java Corp., 8200 Wilshire Blvd, Suite 200, Beverly Hills, CA 90211.
(2)	Rounded.
(3)	Non-U.S. person.
(4)	The mailing address of the beneficial owner is 10 Great George Street, London SW103Ae, England.
(5)	Consisting of 6,250,000 shares of common stock issued to Straight Path Capital pursuant to the Share Issuance Agreement.
(6)	Consists of 12,987,500 shares of common stock owned by Rohan A. Marley and 2,000,000 shares beneficially owned by Marley Coffee LLC for which Mr. Marley exercises shared voting and dispositive power. The information in this footnote is primarily based on information reported on the Schedule 13G filed with the SEC on May 17, 2011 by Rohan A. Marley and other information available to us.

(7)	Consisting of 1,000,000 shares of common stock.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our Company.

Transactions with Related Persons

The following sets forth a summary of transactions since the beginning of the fiscal year of 2011, or any currently proposed transaction, in which the Company was to be a participant and the amount involved exceeded or exceeds $120,000 one percent of the average of the Company’s total assets at the year-end for 2012 and 2011 and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Advanced Funds

Shane Whittle, a manager and equity holder of MCL and a former chief executive officer and director of the Company, made payments from time to time on behalf of the Company or advanced funds to the Company for its operational needs. The Company repaid Mr. Whittle for any remaining outstanding amounts in July 2011.

35

Nicole Whittle

During the fiscal year ended January 31, 2012 and the six months ended July 31, 2012, the Company paid $66,868 and $42,000 to Nicole Whittle, Mr. Whittle’s sister, who serves as the Company’s Creative Director, for ongoing creative design costs services.

Fifty Six Hope Road Music Limited

On September 13, 2012, the Company entered into a license agreement with an effective date of August 7, 2012 (the “Fifty Six Hope Road Trademark License Agreement”) with Fifty Six Hope Road Music Limited, a Bahamas international business company (“Fifty Six Hope Road”). Pursuant to the Fifty Six Hope Road Trademark License Agreement, Fifty Six Hope Road granted the Company a worldwide, exclusive, non-transferable license to utilize the “Marley Coffee” trademarks (the “Trademarks”) in connection with (i) the manufacturing, advertising, promotion, sale offering for sale and distribution of coffee in all its forms and derivations, regardless of portions, sizes or packaging (the “Exclusive Licensed Products”) and (ii) coffee roasting services, coffee production services, and coffee sales, supply, distribution and support services, provided that the Company may not open retail coffee houses under the Trademark. In addition, Fifty Six Hope Road granted the Company the right to use the Trademarks on advertising and promotional materials that pertain solely to the sale of coffee cups, coffee mugs, coffee glasses, saucers, milk steamers, machines for brewing coffee, espresso and/or cappuccino, grinders, water treatment products, tea products, chocolate products, and ready-to-use (instant) coffee products (the “Non-Exclusive Licensed Products”, and together with the Exclusive Licensed Products, the “Licensed Products”). Licensed Products may be sold by the Company pursuant to the Fifty Six Hope Road Trademark License Agreement through all channels of distribution, provided that, subject to certain exceptions, the Company cannot sell the Licensed Products by direct marketing methods (other than the Company’s website), including television, infomercials or direct mail without the prior written consent of Fifty Six Hope Road. In consideration for the foregoing licenses, the Company agreed to pay royalties to Fifty Six Hope Road in an amount equal to 3% of the net sales of all Licensed Products. In addition, such royalty payments are to be deferred during the first 20 months of the term of the License Agreement, and such deferred payments shall be paid on a quarterly-basis thereafter.

The Fifty Six Hope Road Trademark License Agreement superseded and replaced the trademark license agreement dated March 31, 2010, as amended on August 5, 2011, between the Company and Marley Coffee, LLC (“MCL”), pursuant to which MCL granted the Company an exclusive, terminable sub-license to use the Trademarks (the “MCL Trademark License Agreement”). Previously, in connection with the MCL Trademark License Agreement, Fifty Six Hope Road granted a worldwide, exclusive, terminable oral license to MCL to utilize the Trademarks and further granted the right for MCL to grant to the Company an exclusive, terminable sub-license to use the Trademarks. As part of the consideration between the Company and MCL for the Trademark License Agreement, effective March 31, 2010, the Company agreed to issue to MCL 10,000,000 shares of common stock of the Company as follows: 1,000,000 shares of the Company’s common stock upon execution of such Agreement, and an additional 1,000,000 shares of common stock on each anniversary of the execution of the Trademark License Agreement for the following nine years, through March 31, 2019. As of July 31, 2012, the Company had issued 2,000,000 shares of Company’s common stock to MCL and was obligated to issue an additional 1,000,000 shares of the Company’s common stock to MCL. Effective upon the execution of the Fifty Six Hope Road Trademark License Agreement, the MCL Trademark License Agreement was terminated and the Company was under no further obligation to issue the remaining 7,000,000 shares of common stock of the Company to MCL as consideration under the MCL Trademark License Agreement.

Lease Agreement

As of April 23, 2012, we rent a virtual executive suite for our corporate headquarters in Beverly Hills, California. Under the agreement, we are not allocated any specific amount of office space but have access to office and conference room space [on an as needed basis. Our monthly rental costs vary based on our actual space and office service usage. Mr. Anh Tran, our president, has personally guaranteed the virtual executive suites agreement. If we fail to pay our obligations under the virtual executive suites agreement and Mr. Tran pays such amounts pursuant to his personal guarantee, we will be obligated to repay Mr. Trans for any such amounts paid by him. The Company paid all monthly rent amounts for our virtual executive suite, which amounts totaled $5,965 during the fiscal year ended January 31, 2012.

36

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, Directors and significant stockholders.  However, all of the transactions described above were approved and ratified by the Board of Directors and one or more officers of the Company.  In connection with the approval of the transactions described above, the Board of Directors took into account several factors, including its fiduciary duty to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

Director Independence

Our common stock is quoted for trading on the Over-The-Counter Bulletin Board and we are not required to have independent members of our Board of Directors. We do not identify any of our directors as being independent.

We do not currently have a separately designated audit, nominating or compensation committee.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Anslow & Jaclin, LLP, with the address of 195 US Highway 9, Suite 204, Manalapan, NJ 07726.

EXPERTS

Our audited financial statements for the year ended January 31, 2012 appearing in this prospectus and registration statement have been audited by Squar, Milner, Peterson, Miranda & Williamson, LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Our audited financial statements for the year ended January 31, 2011 appearing in this prospectus and registration statement have been audited by LBB & Associates Ltd., LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the ordinary shares in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our ordinary shares, we refer you to the registration statement and the exhibits that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement include material provisions but are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at www.gm.com. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

37

INDEX TO FINANCIAL STATEMENTS

Page
Unaudited Financial Statements For the six months ended July 31, 2012 and July 31, 2011

Balance Sheets as of July 31, 2012 (unaudited) and January 31, 2012	F-1

Unaudited Statements of Operations for the three and six months ended July 31, 2012 and 2011	F-2

Unaudited Statements of Cash Flows for the three and six months ended July 31, 2012 and 2011	F-3

Unaudited Notes to Financial Statements	F-4 To F-13

Financial Statements For the years ended January 31, 2012 and 2011

Report of Independent Registered Public Accounting Firm - Squar, Milner, Peterson, Miranda & Williamson, LLP	F-14

Report of Independent Registered Public Accounting Firm - LBB & Associates, Ltd. LLP	F-15

Balance Sheets as of January 31, 2012 and January 31, 2011	F-16

Statements of Operations for the years ended January 31, 2012 and January 31, 2011	F-17

Statements in Changes of Stockholders' Equity for the Years Ended January 31, 2012 and January 31, 2011	F-18

Statements of Cash Flows for the Years Ended January 31, 2012 and January 31, 2011	F-19

Notes to the Financial Statements	F-20 To F-30

38

JAMMIN JAVA CORP.

BALANCE SHEETS

	July 31, 2012	January 31, 2012
	(unaudited)
Assets

Cash	$301,551	$835,878
Accounts receivable	385,615	34,782
Prepaid expenses	174,789	144,726
Other current assets	52,627	41,560
Total Current Assets	914,582	1,056,946

Property and equipment, net	22,045	9,903
License agreement	766,000	766,000
Deferred financing costs	91,406	-
Total Assets	$1,794,033	$1,832,849

Liabilities and Stockholders' Equity

Accounts payable	$433,819	$22,485
Accrued expenses	112,122	14,723
Notes payable - related party	31,550	51,275
Secured promissory note, net of discount of $59,850 and $-0-, respectively	290,150	-
Notes payable - current	6,406	-
Derivative liability	59,850	-
Total Current Liabilities	933,897	88,483

Total Liabilities	933,897	88,483

Common stock, $.001 par value, 5,112,861,525 shares authorized; 76,744,150 and 76,744,150 shares issued and outstanding, as of July 31, 2012 and January 31, 2012, respectively	76,744	76,744
Additional paid-in-capital	5,704,668	4,708,487
Accumulated deficit	(4,921,276)	(3,040,865)
Total Stockholders' Equity	860,136	1,744,366

Total Liabilities and Stockholders' Equity	$1,794,033	$1,832,849

See accompanying notes to financial statements

F-1

 JAMMIN JAVA CORP.

STATEMENTS OF OPERATIONS

For the Three and Six Months Ended July 31, 2012 and 2011

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	July 31,		July 31,
	2012	2011	2012	2011

Revenue	$559,485	$43,742	$869,099	$71,697

Cost of sales:
Cost of sales products	492,728	46,291	727,261	69,475
Total cost of sales	492,728	46,291	727,261	69,475

Net revenue	$66,757	$(2,549)	$141,838	$2,222

Operating Expenses:
Compensation and benefits	635,066	-	1,210,729	-
Selling and marketing	124,994	50,353	302,772	70,223
General and administrative	277,712	432,159	493,772	598,077
Total operating expenses	(1,037,772)	(482,512)	(2,007,273)	(668,300)

Other income (expense):
Interest income	103	970	413	970
Interest (expense)	(15,320)	(69)	(15,389)	(103)
Total other income (expense)	(15,217)	901	(14,976)	867

Net Loss	$(986,232)	$(484,160)	$(1,880,411)	$(665,211)

Net loss per share:
Basic and diluted loss per share	$(0.01)	$(0.01)	$(0.02)	$(0.01)

Weighted average common shares outstanding - basic and diluted	76,744,150	74,275,802	76,744,150	72,003,658

See accompanying notes to financial statements

F-2

JAMMIN JAVA CORP.

STATEMENTS OF CASH FLOWS

For the Six Months Ended July 31, 2012 and 2011

(Unaudited)

	2012	2011
Cash Flows From Operating Activities:
Net loss	$(1,880,411)	$(665,211)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	-	21,900
Option expenses	996,181	-
Depreciation	2,622	833
Amortization	-	56,875
Amortization of debt discount and deferred financing costs	13,542	-
Changes in:
Accounts receivable	(350,833)	(4,284)
Prepaid expenses and other current assets	11,497	11,298
Accounts payable	411,334	13,683
Accrued expenses	(2,601)	-
Derivative liability	59,850	-
Net cash used in operating activities	(738,819)	(564,906)

Cash Flows Used in Investing Activities:
Purchases of property and equipment	(14,764)	(5,000)
Net cash used in investing activities	(14,764)	(5,000)

Cash Flows From Financing Activities:
Repayment of notes payable - related party	(19,725)	(47,936)
Proceeds from sale of common shares	-	2,460,000
Financing on promissory note	350,000	-
Payment of financing costs	(57,575)	-
Financing on short term debt	(53,444)	(8,618)
Net cash provided by financing activities	219,256	2,403,446

Net change in cash	(534,327)	1,833,540
Cash at beginning of period	835,878	2,467
Cash at end of period	$301,551	$1,836,007

Supplemental Cash Flow Information:
Cash paid for interest	$103	$103
Cash paid for income taxes	$-	$-

Non-Cash Financing and Investing Transactions:
Financed insurance policy	$15,280	$12,500

See accompanying notes to financial statements

F-3

JAMMIN JAVA CORP.

NOTES TO FINANCIAL STATEMENTS

July 31, 2012

(Unaudited)

Note 1.  Basis of Presentation

The accompanying unaudited interim financial statements of Jammin Java Corp. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”) and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s latest Annual Report filed with the SEC on Form 10-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year or any other future period. Notes to the financial statements that would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal year as reported in the Company’s Annual Report on Form 10-K have been omitted. The accompanying balance sheet at January 31, 2012 has been derived from the audited balance sheet at January 31, 2012 contained in such Form 10-K.

As used in this Quarterly Report, the terms “we,” “us,” “our,” and “Company” mean Jammin Java Corp., unless otherwise indicated. All dollar amounts in this Quarterly Report are in U.S. dollars unless otherwise stated.

Note 2.  Business Overview and Summary of Accounting Policies

The Company was incorporated in Nevada on September 2004 under the name “Global Electronic Recovery Corp.” In February 2008, the Company changed its name to “Marley Coffee Inc.” when it merged its then newly formed subsidiary, “Marley Coffee Inc.” into the Company. In July 2009, the Company changed its name to “Jammin Java Corp.” when it merged its then newly formed subsidiary, Jammin Java Corp., into the Company. The Company’s common stock is quoted on the Over-The-Counter Bulletin Board (“OTCBB”), a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities, under the symbol “JAMN.”

Jammin Java, doing business as Marley Coffee, is a United States (U.S.)-based company that provides sustainably grown, ethically farmed and artisan roasted gourmet coffee through multiple U.S. and international distribution channels, using the Marley Coffee brand name. U.S. and international grocery retail channels have grown to become the Company’s largest revenue channels, followed by online retail, office coffee services (referred to herein as OCS), food service and licensing. The Company intends to continue to develop these revenue channels and achieve a leadership position by capitalizing on the global recognition of the Marley name through the licensing of the Marley Coffee trademarks.

Reclassifications. Certain prior year amounts have been reclassified to conform with the current year presentation for comparative purposes.

Use of Estimates in Financial Statement Preparation. The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as certain financial statement disclosures. While management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from these estimates.

The Company has adopted a single definition of fair value, a framework for measuring fair value, and expanded disclosures concerning fair value. In this valuation, the exchange price is the price in an orderly transaction between market participants to sell an asset or transfer a liability at the measurement date and fair value is a market-based measurement and not an entity-specific measurement.

The Company utilizes the following hierarchy in fair value measurements:

•	Level 1 – Inputs use quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

F-4

•	Level 2 – Inputs use other inputs that are observable, either directly or indirectly. These inputs include quoted prices for similar assets and liabilities in active markets as well as other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

•	Level 3 – Inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset or liability

Cash and Cash Equivalents. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. At July 31, 2012, the Company invested approximately $240,000 in a money market account with an average market yield of 0.20%. Interest income of $413 was recognized for the six months ended July 31, 2012. As of July 31, 2012, the Company held no auction rate securities.

Revenue Recognition. All revenue is recognized when persuasive evidence of an arrangement exists, the service or sale is complete, the price is fixed or determinable and ability to collect is reasonably assured. Revenue is derived from the sale of coffee products and is recognized on a gross basis upon shipment.

The Company utilizes a third party for the production and fulfillment of orders placed by customers. The Company acts as a principal, takes title to the products, and has the risks and rewards of ownership, such as the risks of loss for collection, delivery and returns.

Allowance for Doubtful Accounts.  The Company does not require collateral from its customers with respect to accounts receivable. The Company determines any required allowance by considering a number of factors, including the length of time accounts receivable are past due. The Company provides reserves for accounts receivable when they become uncollectible. The Company has determined that no allowance for doubtful accounts was required at July 31, 2012.

Property and Equipment. Equipment is stated at cost less accumulated depreciation and amortization. Maintenance and repairs, as incurred, are charged to expense. Renewals and enhancements which extend the life or improve existing equipment are capitalized. Upon disposition or retirement of equipment, the cost and related accumulated depreciation are removed and any resulting gain or loss is reflected in operations. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are three years.

Depreciation was $2,622 and $833 for the six months ended July 31, 2012 and 2011, respectively.

Impairment of Long-Lived Assets. Long-lived assets consist of a license agreement (See Note 4). The license agreement is reviewed for impairment at least annually whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset. In the event that such cash flows are not expected to be sufficient to recover the carrying amount of the assets, the assets are written down to their estimated fair values. Management evaluated the carrying value of the license and determined that no impairment existed at July 31, 2012.

Stock-Based Compensation.   Pursuant to the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718-10, “Compensation – Stock Compensation,” which establishes accounting for equity instruments exchanged for employee service, we utilize the Black-Scholes option pricing model to estimate the fair value of employee stock option awards at the date of grant, which requires the input of highly subjective assumptions, including expected volatility and expected life. Changes in these inputs and assumptions can materially affect the measure of estimated fair value of our share-based compensation. These assumptions are subjective and generally require significant analysis and judgment to develop. When estimating fair value, some of the assumptions will be based on, or determined from, external data and other assumptions may be derived from our historical experience with stock-based payment arrangements. The appropriate weight to place on historical experience is a matter of judgment, based on relevant facts and circumstances.

Common stock issued for services to non-employees is valued at the market value of the stock on the date of issuance or the value of the services, whichever is more clearly determinable. If the total value exceeds the par value of the stock issued, the value in excess of the par value is added to the additional paid-in-capital account. We estimate volatility of our publicly-listed common stock by considering historical stock volatility.

F-5

Income Taxes. The Company follows ASC 740, Income Taxes. Deferred tax assets or liabilities are recorded to reflect the future tax consequences of temporary differences between the financial reporting basis of assets and liabilities and their tax basis at each reporting period. These amounts are adjusted, as appropriate, to reflect enacted changes in tax rates expected to be in effect when the temporary differences reverse.

A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Earnings or Loss Per Common Share. Basic earnings per common share equals net earnings or loss divided by the weighted average of shares outstanding during the year. Diluted earnings per share includes the impact on dilution from all contingently issuable shares, including options, warrants and convertible securities. The common stock equivalents from contingent shares are determined by the treasury stock method. The Company incurred a net loss for the three months and six months ended July 31, 2012 and 2011 respectively, and therefore, basic and diluted earnings per share for those periods are the same since all potential common equivalent shares would be anti-dilutive including 7,700,000 options as of July 31, 2012.

Recently Issued Accounting Pronouncements. In September 2011, the FASB issued Accounting Standards Update (“ASU”) 2011-08, Goodwill and Other (Topic 350): Testing Goodwill and Other Assets for Impairment, which simplifies goodwill and other asset impairment tests. The new guidance states that a qualitative assessment may be performed to determine whether further impairment testing is necessary and is effective beginning fiscal years and interim periods beginning after December 15, 2011. The impact of adopting this ASU was not material to the Company’s financial position or results of operations.

Accounting standards that have been issued by the FASB or other standards setting bodies that do not require adoption until a future date are being evaluated by the Company to determine whether adoption will have a material impact on the Company’s financial statements.

Note 3 – Going Concern and Liquidity

These financial statements have been prepared by management assuming that the Company will be able to continue as a going concern and contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments to the recoverability of recorded asset amounts or the amounts or classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company incurred a net loss of $1,880,411 for the six months ended July 31, 2012, and has an accumulated deficit of $4,921,276. In addition, the Company has a history of losses and has only recently begun to generate revenue as part of its principal operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The operations of the Company have primarily been funded by the issuance of its common stock. The Company may in the future need to secure additional funds through future equity sales. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company.

The Company’s ability to meet its obligations in the ordinary course of business is dependent upon its ability to sell its products directly to end-users and through distributors, establish profitable operations through increased sales and decreased expenses, and obtain additional funds when needed. Management intends to increase sales by increasing the Company’s product offerings, expanding our direct sales force and expanding its distributor relationships both domestically and internationally.

There can be no assurance that the Company will be able to increase sales, reduce expenses, or obtain additional financing, if necessary, at a level to meet its current obligations. As a result, the opinion the Company received from its independent registered public accounting firm on its January 31, 2012 financial statements contains an explanatory paragraph stating that there is a substantial doubt regarding the Company’s ability to continue as a going concern.

F-6

Note 4. Trademark License Agreement

Trademark License Agreement with Marley Coffee, LLC

The Company entered into a license agreement with Marley Coffee, LLC (“MCL”), effective March 31, 2010 (the “MLC Trademark License Agreement”), pursuant to which it acquired the worldwide right to use and sublicense, the intellectual property rights, including the “Marley Coffee” trademarks relating to the late reggae performer, Robert Nesta Marley, professionally known as Bob Marley, including “Marley Coffee” (the “Trademarks”). Rohan Marley, a director of the Company, serves as the managing member of MCL, a private limited liability company, and is the beneficial owner of one-third of its membership interests.

Fifty Six Hope Road Music Limited, a Bahamas international business company (“Fifty Six Hope Road”), owns and controls the intellectual property rights in and to the late reggae performer, Bob Marley, including the “Trademarks. Fifty Six Hope Road granted a worldwide exclusive, terminable oral license to MCL to utilize the Trademarks and for MCL to grant to the Company an exclusive, terminable sub-license to use the Trademark.

The consideration for the MCL Trademark License Agreement was as follows:

(1)	The Company entered into the Asset Purchase Agreement to sell all its interests in its Branding Development and Business Plan Development to MCL;
(2)	The Company assigned an agreement entered with Rohan Marley, proprietor of farmland and improvements thereon located in Jamaica (the “Farm”) to lease the Farm commencing February 15, 2008 (the “Farm Lease Agreement”) to MCL and transferred to MCL all its interest in the Farm Lease Agreement and leasehold improvements on the Farm;
(3)	The Company agreed to issue to MCL ten million (10,000,000) shares of common stock of the Company as follows:
•	One Million (1,000,000) shares upon the execution of the Trademark License Agreement, which shares were issued and delivered in December 2010; and
•	One Million (1,000,000) shares on each anniversary of the execution of the Trademark License Agreement for the following nine years. (See Note 5).

In accordance with FASB ASC 505-25- “Share-Based payments to Non Employees,” management recorded the transaction based on the estimated fair value of the perpetual license at the measurement date of March 2010 (the date when the license, and its underlying rights were delivered to the Company and MCL’s performance was completed). There are no further performance conditions required by MCL.

On June 15, 2010, the Company retained an independent business valuation service to provide financial advisory assistance in the accounting of the acquisition of the Trademark License Agreement, in accordance with FASB ASC Topic 820 guidelines, and to assist the Company in one or more of the following: (i) determining the Trademarks value and (ii) determining the fair valuation of the consideration (common stock) provided for in the acquisition using income, market and cost-oriented methods according to FASB ASC Topic 820. According to the valuation report dated June 19, 2010, the following factors were taken into consideration by the Valuation Service:

•	the nature of the business and the history of the Company since inception;
•	the economic outlook in general and the condition or outlook of the coffee industry;
•	the book value of the business and the financial condition of the Company;
•	the relief from royalty payments associated with using trademarks;
•	the dividend-paying capacity of the Company;
•	sales of stock and the size of the block of stock to be valued; and
•	the market prices of securities of corporations engaged in the same or a similar line of business and actively traded in a free and open market, either on an exchange or over-the-counter basis.

Based on the analysis, management estimated that the fair market value of the Trademark License Agreement upon acquisition was $640,000. In addition, during 2011, the Company assumed additional obligations from MCL totaling $126,000 in consideration of amending the license.

The MCL Trademark License Agreement has an indefinite life and is not being amortized. Management of the Company reviewed the valuation report and was satisfied that the report fairly valued the transaction. Management evaluated the carrying value of the MCL Trademark License Agreement and determined that no impairment existed at July 31, 2012.

F-7

On September 13, 2012 and effective August 7, 2012, MCL and the Company terminated the MCL Trademark License Agreement and entered into a new license and trademark agreement with Fifty Six Hope Road. See Note 12 under the caption “New Trademark Agreement Relating to the ‘Marley Coffee’ Trademarks/Termination of Obligation to Issue Additional Shares to MCL.”

Note 5 – Notes Payable

On July 19, 2012 (the “Closing”), Jammin Java Corp. and TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (“TCA”) entered into a credit agreement with an effective date of June 29, 2012 (the “Credit Agreement”). Pursuant to the Credit Agreement, TCA agreed to loan the Company up to $2 million for working capital purposes, based on the amount of eligible accounts receivable the Company provides TCA the rights to in order to secure the repayment of the amounts borrowed under the Credit Agreement.  A total of $350,000 was funded by TCA in connection with the Closing.  The amounts borrowed pursuant to the Credit Agreement are evidenced by a Revolving Note (the “Revolving Note”), the repayment of which is secured by a Security Agreement.  Pursuant to the Security Agreement, the repayment of the Revolving Note is secured by a security interest in substantially all of the Company’s assets in favor of TCA. The initial Revolving Note in the principal amount of $350,000 is due and payable on July 18, 2013, with interest at the rate of 12% per annum, increasing to 18% per annum upon the occurrence of an event of default.

Additionally, upon the occurrence of an event of default under the Credit Agreement or the Revolving Note, TCA may convert all or any portion of the outstanding principal, accrued and unpaid interest, and any other sums due and payable under the Revolving Note into shares of common stock at a conversion price equal to 85% of the lowest daily volume weighted average price of common stock during the five (5) trading days immediately prior to such applicable conversion date, in each case subject to TCA not being able to beneficially own more than 4.99% of outstanding common stock upon any conversion. Because the conversion feature requires the Company to issue a variable number of shares for settlement, such feature is deemed as a derivative liability and reflected as a debt discount valued at $59,850.

The Company has the right to prepay the Revolving Note, in whole or in part, provided, that the Company pays TCA an amount equal to the then outstanding amount of the Revolving Note plus 5% for repayments up until 180 days following the Closing and the then outstanding amount of the Revolving Note plus 2.5% for repayments subsequent to 180 days following the Closing.

The Company also agreed to pay TCA various fees during the term of the Credit Agreement, including a $1,500 asset monitoring fee (which increases as additional amounts are borrowed under the Credit Agreement) due each quarter that the Credit Agreement is outstanding, a transaction advisory fee of 4% of any amounts borrowed under the Credit Agreement, and a collection fee equal to 0.875% for receivables outstanding and received by the Company within 30 days of the invoice date therefor, 1.625% for receivables outstanding and received by the Company between 31-60 days of the invoice date therefor, and 2.25% for receivables outstanding and received by the Company between 61-90 days of the invoice date therefor. The Company also paid TCA due diligence and document review fees of $25,000 in connection with the closing.  In total, the Company paid $57,575 in fees and closing costs in connection with the Closing, which have been reflected in the other current assets section of the balance sheet and as such, the Company netted $292,425 in connection with the Closing.

The Company also agreed to pay TCA a fee of $100,000, payable in shares of our common stock (initially equal to 588,235 shares of common stock) (the “Fee Facility Shares”).  The number of Fee Facility Shares are adjusted upon the earlier of (a) the date that all Fee Facility Shares are sold or (b) 12 months after the Closing, such that the total value realized by TCA in connection with the sale of the Fee Facility Shares is equal to $100,000.  Additionally, in the event that TCA determines in its sole and absolute discretion, at any time that the Facility Fee Shares are not likely to be monetized for at least $100,000, TCA can request that the Company redeem the Fee Facility Shares then held by TCA for six (6) equal monthly payments totaling in aggregate $100,000 minus the total value received by TCA through the sale of such Fee Facility Shares. These shares were subsequently issued in August 2012. The Fee Facility fee is reflected in the deferred financing costs section of the balance sheet and is amortized over the term of the loan.

F-8

During the term of the Credit Agreement, the Company is prohibited from incurring any indebtedness (other than in connection with the Credit Agreement or as otherwise approved by TCA), making any new investments, creating any encumbrances on our assets, permitting a change in control of the Company, issuing any shares of common stock (other than as otherwise approved by TCA and/or in connection with the issuance of up to fifteen percent (15%) of the Company’s issued and outstanding common stock towards employee stock option plans or acquisitions), affecting any transactions with affiliates of the Company or undertaking certain other actions as described in greater detail in the Credit Agreement, except in the usual course of business.

Note 6 – Other Related Party Transactions

Transactions with Marley Coffee Ltd

During the three and six months ended July 31, 2012, the Company paid $0 and $30,866, respectively, to Marley Coffee Ltd. ("MC"), a producer of Jamaican Blue Mountain coffee that the Company purchases in the normal course of its business. The Company directs these purchases to third-party roasters for fulfillment of sales orders. The Company's Chairman, Rohan Marley, is an owner of approximately 25% of the equity of MC. At July 31, 2012, the Company owed MC approximately $316,000 which is included in accounts payable on the balance sheet.

Transactions with Nicole Whittle

During the six months ended July 31, 2012, the Company paid $42,000 to Nicole Whittle. Ms. Whittle serves as the Company’s Creative Director, for ongoing creative design costs services.  Nicole Whittle is the sister of Shane Whittle who is a former director and chief executive officer of the Company and who is currently a manager and equity owner of MCL.

Note 7 – Stockholder’s Equity

Holders of common stock are entitled to one vote for each share held. There are no restrictions that limit the Company's ability to pay dividends on its common stock. The Company has not declared any dividends since incorporation.

During the six months ended July 31, 2012, there were no new shares of common stock issued by the Company.

The Company’s common stock is quoted on the OTCBB.

As of July 31, 2012, the Company had 5,112,861,525 common shares authorized and 76,744,150 shares issued and outstanding, respectively.

Note 8 – Stock Options

Share-based Compensation:

On August 5, 2011, the Board approved the 2011 Equity Compensation Plan (the “Equity Compensation Plan”). The Equity Compensation Plan authorizes the issuance of various forms of stock-based awards, including incentive or non-qualified options, restricted stock awards, performance shares and other securities as described in greater detail in the Equity Compensation Plan, to the Company’s employees, officers, directors and consultants. Options to purchase 20,000,000 shares of common stock are authorized to be issued under the Equity Compensation Plan. As of July 31, 2012, 7,700,000 shares of common stock have been granted under this plan.

Stock Options:

In March 2012, options to purchase an aggregate of 500,000 shares of common stock were granted to a consultant at an exercise price of $0.26 per share. The options have a six year term and vest annually on the anniversary date of the grant. A fair value of $126,678 was recorded using the Black-Scholes option-pricing model. Variables used in the Black-Scholes option-pricing model for the options issued include: (1) discount rate of 0.87%, (2) expected term of 4 years, (3) expected volatility of 222.6% and (4) zero expected dividends.

F-9

During the three month period ended July 31, 2012, the Company recognized share-based compensation expenses totaling $521,027. In addition, during the six month period ended July 31, 2012, the Company recognized share-based compensation expense of $996,181. The remaining amount of unamortized stock options expense at July 31, 2012 is $3,805,272.

The intrinsic value of outstanding as well as exercisable options at July 31, 2012 was $0.

Activity in options during the six month period ended July 31, 2012 and related balances outstanding as of that date are reflected below:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contract Term (# years)
Outstanding at February 1, 2012	7,200,000	$0.40
Granted	500,000	0.26
Exercised	0	0
Forfeited and canceled	0	0

Outstanding at July 31, 2012	7,700,000	$0.39	5.1

Exercisable at July 31, 2012	100,000	$0.26	5.4

Note 9 – Income Taxes

Pursuant to the provisions of FASB ASC740 “Income Taxes,” deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income taxes has been made in the accompanying statement of operations because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for income taxes on earnings subject to income taxes differs from the statutory federal rate for the six months ended July 31, 2012 and July 31, 2011, due to the following:

	July 31,	July 31,
	2012	2011
Federal income taxes at 34%	$(639,000)	$(226,000)
State income tax, net of federal benefit	(112,000)	(40,000)
Tax effect on non-deductible expenses and credits	-	-
Increase in valuation allowance	751,000	266,000
	$-	$-

The Company has not filed federal or state income tax returns but it is in the process of preparing the appropriate forms and submitting them to appropriate governmental agencies. As of July 31, 2012, the Company has not yet completed its analysis of the deferred tax assets relating to federal and state net operating losses.

At July 31, 2012, management estimates that the Company had unused net operating loss carryovers of approximately $3,924,230 that are available to offset future federal and state taxable income which expires beginning in 2025. Both the federal and state net operating loss carryovers at July 31, 2012 may be adjusted once tax returns are filed.

Pursuant to Internal Revenue Code Sections 382, use of our net operating loss carryforwards could be limited if a cumulative change in ownership of more than 50% occurs within a three-year period. The Company plans to complete a Section 382 analysis regarding whether there are limitations of the net operating loss prior to utilizing any net operating losses.

F-10

The Company follows FASB issued FASB Interpretation No. 48, subsequently codified in ASC 740, Income Taxes, which clarifies the accounting for uncertainty in income taxes recognized in an entity's financial, and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

The Company follows the provisions of ASC 740 relating to uncertain tax provisions and have commenced analyzing filing positions in all of the federal and state jurisdictions where it is required to file income tax returns, as well as all open tax years in these jurisdictions. As a result of the Company’s evaluation, the Company’s management has determined that no additional tax liabilities need to be recorded. There are no unrecognized tax benefits as of July 31, 2012 or January 31, 2012.

Note 10 – Concentrations

The suppliers comprising 5% or more of the Company’s cost of sales for the three months ended July 31, 2012 and 2011 are listed below (in thousands).

	July 31, 2012		July 31, 2011
Total cost of sales	$493	100%	$46	100%

Supplier concentration:
Canterbury Coffee Corporation	3	1%	18	39%
Marley Coffee Ltd.	316	64%	-	-
National C.S. & V., LLC	35	7%	22	48%
National Coffee Roasters, LLC	123	25%	-	-
Total supplier costs	477	97%	40	87%

Other costs	16	3%	6	13%

Total cost of sales	$493	100%	$46	100%

The suppliers comprising 5% or more of the Company’s cost of sales for the six months ended July 31, 2012 and 2011 are listed below (in thousands).

	July 31, 2012		July 31, 2011
Total cost of sales	$727	100%	$69	100%

Supplier concentration:
Canterbury Coffee Corporation	37	5%	39	57%
Marley Coffee Ltd.	347	48%	-	-
National C.S. & V., LLC	91	13%	22	32%
National Coffee Roasters, LLC	221	30%	-	-
Total supplier costs	696	96%	61	89%

Other costs	31	4%	8	11%

Total cost of sales	$727	100%	$69	100%

F-11

A significant portion of the Company’s purchases is derived from a limited number of supplier/fulfillment parties. The loss of one or more of the Company’s significant suppliers could adversely affect its operations. For the six months ended July 31, 2012, two suppliers accounted for approximately $568,000 or 78% of the total product costs of approximately $727,000 recorded in cost of revenue. For the six months ended July 31, 2011, two suppliers accounted for approximately $61,000 or 89% of the total product costs of approximately $69,000 recorded in cost of revenue.

Note 11 – Commitments and Contingencies

The Company’s commitments and contingencies include the usual claims and obligations of a wholesaler and distributor of coffee products in the normal course of a business. The Company may be, from time to time, involved in legal proceedings incidental to the conduct of our business. The Company is not involved in any litigation or legal proceedings as of July 31, 2012.

As part of the consideration between the Company and MCL for the Trademark License Agreement, effective March 31, 2010, the Company agreed to issue to MCL 10,000,000 shares of common stock of the Company as follows: 1,000,000 shares of the Company’s common stock upon execution of such Agreement, and an additional 1,000,000 shares of common stock on each anniversary of the execution of the Trademark License Agreement for the following nine years, through March 31, 2019. As of July 31, 2012, the Company had issued 2,000,000 shares of Company’s common stock to MCL and was obligated to issue an additional 1,000,000 shares of the Company’s common stock to MCL. Effective upon the execution of the Fifty Six Hope Road Trademark License Agreement, the MCL Trademark License Agreement was terminated and the Company was under no further obligation to issue the remaining 7,000,000 shares of common stock of the Company to MCL as consideration under the MCL Trademark License Agreement.

Note 12– Subsequent Events

Investment and Securities Purchase Agreements with Fairhills Capital

On August 1, 2012, the Company entered into an Investment Agreement with Fairhills Capital Offshore, Ltd., a Cayman Islands company (“Fairhills” and the “Investment Agreement”).

The Investment Agreement provides that the Company may, from time to time in its sole discretion as, and when it determines appropriate in accordance with the terms and conditions of the Investment Agreement, during the Open Period, defined below, deliver a notice of a put (“Put Notice”) to Fairhills which states the dollar amount of securities that the Company intends to sell to Fairhills on a date specified in the Put Notice (the “Put”). The Company will be entitled to Put to Fairhills (the “Put Amount”) the number of shares of common stock equal to a maximum of 200% of the average daily volume (U.S. market only) of the Company’s common stock for the 10 trading days prior to the applicable Put Notice. The purchase price per share to be paid by Fairhills for each Put Amount will be calculated at a 20% discount to the average of the 3 lowest bid prices during the 10 trading days immediately prior to Fairhills’ receipt of the Put Notice. The “Open Period” begins on the trading day after a registration statement is declared effective as to the common stock to be subject to the Put, and ends 36 months after such date, unless earlier terminated in accordance with the Investment Agreement. The Company has the right, pursuant to the terms of the Investment Agreement to sell up to $2 million of common stock to Fairhills.

There are put restrictions applied on days between the date the Put Notice is delivered and the closing date with respect to that particular Put.  During this time, the Company shall not be entitled to deliver another Put Notice.  In addition, Fairhills will not be obligated to purchase shares if Fairhills’ total number of shares beneficially held at that time would exceed 4.99% of the number of shares of the Company’s common stock as determined in accordance with Rule 13d-1 of the Securities Exchange Act of 1934, as amended.  In addition, the Company is not permitted to draw on the facility unless there is an effective Registration Statement to cover the resale of the shares.

The Investment Agreement further provides that Fairhills and the Company are each entitled to customary indemnification from the other for any losses or liabilities they may suffer as a result of any breach by the other of any provisions of the Investment Agreement or Registration Rights Agreement, as defined below.

F-12

In connection with the Investment Agreement, the Company and Fairhills entered into a Registration Rights Agreement (“Registration Rights Agreement”). Under the Registration Rights Agreement, the Company agreed to use its commercially reasonable efforts to file, within 21 days of the date of the Investment Agreement, a Registration Statement on Form S-1 covering the resale of the common stock subject to the Investment Agreement. The Company has agreed to use all commercially reasonable efforts to have the Registration Statement declared effective by the SEC within 120 calendar days after the date of the Registration Rights Agreement.

In addition to the Investment Agreement, on August 1, 2012, the Company and Fairhills entered into a Securities Purchase Agreement, pursuant to which the Company agreed to sell and Fairhills agreed to purchase an aggregate of 625,000 shares of the Company’s common stock (the “SPA Shares”) for $75,000, or $0.12 per share, in two closings of 312,500 shares each, with one closing occurring on the date the Securities Purchase Agreement was entered into and the second closing occurring on the date that the Company files an amended Registration Statement in response to SEC comments.  The Company also agreed to register the SPA Shares sold pursuant to the Securities Purchase Agreement.  In addition to agreeing to registering the SPA Shares sold pursuant to the Securities Purchase Agreement, we agreed to provide Fairhills price protection for the SPA Shares and to issue Fairhills additional shares of common stock of the Company on the earlier of the (a) the effectiveness of the SPA Registration Statement; and (b) such time as the SPA Shares can be sold pursuant to Rule 144 of the Securities Act of 1933, as amended, such that the total value of the SPA Shares and any additional shares issuable on such date total $75,000 in value, based on a 20% discount to the then trading price of the Company’s common stock.

New Trademark Agreement Relating to the “Marley Coffee” Trademarks/Termination of Obligation to Issue Additional Shares to MCL

On September 13, 2012, the Company entered into a license agreement with an effective date of August 7, 2012 (the “Fifty Six Hope Road Trademark License Agreement”) with Fifty Six Hope Road Music Limited, a Bahamas international business company (“Fifty Six Hope Road”). Pursuant to the Fifty Six Hope Road Trademark License Agreement, Fifty Six Hope Road granted the Company a worldwide, exclusive, non-transferable license to utilize the “Marley Coffee” trademarks (the “Trademarks”) in connection with (i) the manufacturing, advertising, promotion, sale offering for sale and distribution of coffee in all its forms and derivations, regardless of portions, sizes or packaging (the “Exclusive Licensed Products”) and (ii) coffee roasting services, coffee production services, and coffee sales, supply, distribution and support services, provided that the Company may not open retail coffee houses under the Trademark. In addition, Fifty Six Hope Road granted the Company the right to use the Trademarks on advertising and promotional materials that pertain solely to the sale of coffee cups, coffee mugs, coffee glasses, saucers, milk steamers, machines for brewing coffee, espresso and/or cappuccino, grinders, water treatment products, tea products, chocolate products, and ready-to-use (instant) coffee products (the “Non-Exclusive Licensed Products”, and together with the Exclusive Licensed Products, the “Licensed Products”). Licensed Products may be sold by the Company pursuant to the Fifty Six Hope Road Trademark License Agreement through all channels of distribution, provided that, subject to certain exceptions, the Company cannot sell the Licensed Products by direct marketing methods (other than the Company’s website), including television, infomercials or direct mail without the prior written consent of Fifty Six Hope Road. In consideration for the foregoing licenses, the Company agreed to pay royalties to Fifty Six Hope Road in an amount equal to 3% of the net sales of all Licensed Products. In addition, such royalty payments are to be deferred during the first 20 months of the term of the License Agreement, and such deferred payments shall be paid on a quarterly-basis thereafter.

The Fifty Six Hope Road Trademark License Agreement superseded and replaced the trademark license agreement dated March 31, 2010, as amended on August 5, 2011, between the Company and Marley Coffee, LLC (“MCL”), pursuant to which MCL granted the Company an exclusive, terminable sub-license to use the Trademarks (the “MCL Trademark License Agreement”). Previously, in connection with the MCL Trademark License Agreement, Fifty Six Hope Road granted a worldwide, exclusive, terminable oral license to MCL to utilize the Trademarks and further granted the right for MCL to grant to the Company an exclusive, terminable sub-license to use the Trademarks. As part of the consideration between the Company and MCL for the Trademark License Agreement, effective March 31, 2010, the Company agreed to issue to MCL 10,000,000 shares of common stock of the Company as follows: 1,000,000 shares of the Company’s common stock upon execution of such Agreement, and an additional 1,000,000 shares of common stock on each anniversary of the execution of the Trademark License Agreement for the following nine years, through March 31, 2019. As of July 31, 2012, the Company had issued 2,000,000 shares of Company’s common stock to MCL and was obligated to issue an additional 1,000,000 shares of the Company’s common stock to MCL. These shares were offered and sold pursuant to an exemption from registration set forth in section 4(2) of the 1933 Act. Effective upon the execution of the Fifty Six Hope Road Trademark License Agreement, the MCL Trademark License Agreement was terminated and the Company was under no further obligation to issue the remaining 7,000,000 shares of common stock of the Company to MCL as consideration under the MCL Trademark License Agreement.

F-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Jammin Java Corp. as of January 31, 2012, and the related statements of operations, stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jammin Java Corp as of January 31, 2012, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, as of January 31, 2012 the Company has incurred operating losses from inception and has recently generated revenues from its principal operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SQUAR, MILNER, PETERSON, M IRANDA & WILLIAMSON, LLP
Newport Beach, California
May 14, 2012

F-14

LBB & ASSOCIATES LTD., LLP

10260 Westheimer Road, Suite 310

Houston, TX 77042

Phone: (713) 800-4343 Fax: (713) 456-2408

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Jammin Java Corp.

Beverly Hills, CA

We have audited the accompanying balance sheet of Jammin Java Corp. (the “Company”) as of January 31, 2011, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jammin Java Corp. as of January 31, 2011, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company's absence of significant revenues, and recurring losses from operations raise substantial doubt about its ability to continue as a going concern. The 2011 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ LBB & Associates Ltd., LLP
LBB & Associates Ltd., LLP

Houston, Texas
May 17, 2011

F-15

JAMMIN JAVA CORP.

BALANCE SHEETS

As of January 31, 2012 and 2011

	January 31,	January 31,
	2012	2011
Assets
Current Assets:
Cash	$835,878	$2,467
Accounts receivable	34,782	326
Prepaid expenses	144,726	211,130
Other current assets	41,560	6,707
Total Current Assets	1,056,946	220,630

Property and equipment, net	9,903	555
License agreement	766,000	640,000
Total Assets	$1,832,849	$861,185

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$37,208	$24,061
Notes payable - related party	51,275	-
Advances from related parties	-	47,936
Total Current Liabilities	88,483	71,997

Total Liabilities	88,483	71,997

Stockholders' Equity:
Common stock, $.001 par value, 5,112,861,525 shares authorized; 76,744,150 and 69,297,650 shares issued and outstanding, as of January 31, 2012 and January 31, 2011 respectively	76,744	69,297
Additional paid-in-capital	4,708,487	1,294,717
Accumulated deficit	(3,040,865)	(574,826)
Total Stockholders' Equity	1,744,366	789,188

Total Liabilities and Stockholders' Equity	$1,832,849	$861,185

See accompanying notes to financial statements

F-16

JAMMIN JAVA CORP.

STATEMENTS OF OPERATIONS

Years ended January 31, 2012 and 2011

	January 31,	January 31,
	2012	2011

Revenue	$402,698	$1,037

Cost of sales:
Cost of sales products	340,395	1,691
Total cost of sales	340,395	1,691

Net revenue	$62,303	$(654)

Operating Expenses:
Compensation and benefits	939,317	-
Selling and marketing	221,888	3,993
General and administrative	1,369,372	146,588
Total operating expenses	(2,530,577)	(150,581)

Other income (expense):
Interest income	2,474	-
Interest (expense)	(239)	-
Total other income (expense)	2,235	-

Net Loss	$(2,466,039)	$(151,235)

Net loss per share:
Basic and diluted loss per share	$(0.03)	$(0.00)

Weighted average common shares outstanding - basic and diluted	74,393,386	95,508,310

See accompanying notes to financial statements

F-17

JAMMIN JAVA CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

Years ended January 31, 2012 and 2011

	Common Stock		Additional Paid-In	Subscription	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Totals
Balance, January 31, 2010	98,910,594	$98,910	$358,604	$(50,000)	$(423,591)	$(16,077)

Shares issued for license acquisition (Note 3)	1,000,000	1,000	639,000	-	-	640,000
Subscriptions received	-	-	-	50,000	-	50,000
Shares returned to treasury	(30,922,944)	(30,923)	30,923	-	-	-
Proceeds from sales of common stock	-	-	65,000	-	-	65,000
Issuance of common stock for services	310,000	310	201,190	-	-	201,500
Net loss	-	-	-	-	(151,235)	(151,235)
Balance, January 31, 2011	69,297,650	69,297	1,294,717	-	(574,826)	789,188

Issuance of common stock for cash	6,426,500	6,427	2,452,573	-	-	2,459,000
Shares issued as part of license acquisition (Note 3)	1,000,000	1,000	-	-	-	1,000
Issuance of common stock for services	20,000	20	21,880	-	-	21,900
Stock based compensation	-	-	939,317	-	-	939,317
Net loss	-	-	-	-	(2,466,039)	(2,466,039)
Balance, January 31, 2012	76,744,150	$76,744	$4,708,487	$-	$(3,040,865)	$1,744,366

See accompanying notes to financial statements

F-18

JAMMIN JAVA CORP.

STATEMENTS OF CASH FLOWS

Years ended January 31, 2012 and 2011

	January 31,	January 31,
	2012	2011
Cash Flows From Operating Activities:
Net loss	$(2,466,039)	$(151,235)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	21,900	6,500
Option expenses	939,317	-
Depreciation	2,341	740
Amortization of common stock for services	56,875	-
Changes in:
Accounts receivable	(34,456)	-
Prepaid expenses and other current assets	(12,824)	(23,163)
Accounts payable	13,147	17,087
Net cash used in operating activities	(1,479,739)	(150,071)

Cash Flows Used in Investing Activities:
Purchases of property and equipment	(11,689)	-
Net cash used in investing activities	(11,689)	-

Cash Flows From Financing Activities:
Capitalization
(Repayment) advances from related parties	(47,936)	10,025
Repayment of notes payable -related party	(74,725)	-
Proceeds from sale of common shares	2,460,000	115,000
Repayment of short term debt	(12,500)	-
Net cash provided by financing activities	2,324,839	125,025

Net change in cash	833,411	(25,046)
Cash at beginning of period	2,467	27,513
Cash at end of period	$835,878	$2,467

Supplemental Cash Flow Information:
Cash paid for interest	$103	$-
Cash paid for income taxes	$-	$-

Non-Cash Investing and Financing Transactions:
Acquisition of perpetual license with common shares (Note 3)	$-	$640,000
Financed insurance policy	$-	$195,500

See accompanying notes to financial statements

F-19

JAMMIN JAVA CORP.

NOTES TO FINANCIAL STATEMENTS

January 31, 2012 and 2011

NOTE 1—BUSINESS OVERVIEW AND SUMMARY OF ACCOUNTING POLICIES

Jammin Java Corp. (the “Company” or “Jammin Java”), operates as a United States (U.S.) based company providing premium roasted coffee on a wholesale level to the grocery, retail, online, service, hospitality, office coffee service and big box store industry. Through the use of distributor partnerships, we have the exclusive right to manufacture and market our coffee lines to gourmet, natural and independent grocery markets in the U.S., Canada, Mexico and the Caribbean and the non-exclusive right worldwide.

As used in this Annual Report, the terms “we,” “us,” “our,” and “Company” mean Jammin Java Corp., unless otherwise indicated. All dollar amounts in these financial statements are in U.S. dollars unless otherwise stated.

Jammin Java was incorporated on September 27, 2004 in Nevada under its former name “Global Electronic Recovery Corp.” On October 23, 2007, our Board of Directors (the “Board”) approved a 22.723829 for one (1) forward stock split of our authorized, issued and outstanding shares of common stock (the “2007 Forward Split”) and amended our Articles of Incorporation by the filing of a Certificate of Change with the Secretary of State of Nevada on September 11, 2007. As a result of the 2007 Forward Split, our authorized capital increased from 75,000,000 to 1,704,287,175 shares of common stock with a par value of $0.001 each.

On February 5, 2008, we incorporated a subsidiary named Marley Coffee Inc. On February 25, 2008, we changed our name from “Global Electronic Recovery Corp.” to “Marley Coffee Inc.” when we merged our subsidiary, Marley Coffee Inc., into our Company. Effective July 13, 2009, we formed and merged our then newly-formed subsidiary, Jammin Java Corp., into our Company and changed our name from “Marley Coffee Inc.” to “Jammin Java Corp.” Our common stock has, since September 17, 2009, been quoted on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol “JAMN.”

On January 10, 2010, the Board approved a three (3) for one (1) forward stock split of our authorized, issued and outstanding shares of common stock (the “2010 Forward Split” and, collectively with the 2007 Forward Split, the “Stock Splits”). We amended our Articles of Incorporation by the filing of a Certificate of Change with the Nevada Secretary of State, effective on February 2, 2010. As a result, our authorized capital increased from 1,704,287,175 to 5,112,861,525 shares of common stock with a par value of $0.001 each.

Unless otherwise stated, the shares of common stock disclosed throughout these financial statements have been retroactively reflected for the Stock Splits.

Basis of Presentation. Jammin Java’s financial statements have been prepared on a going concern basis in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business.

Reclassifications. Certain prior year amounts have been reclassified to conform with the current year presentation for comparative purposes.

Use of Estimates in Financial Statement Preparation. The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as certain financial statement disclosures. While management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from these estimates.

Development Stage. As of the second quarter of fiscal year 2012, the Company is no longer deemed a development stage enterprise because the Company is generating revenue from its planned principal operations and has obtained capital to conduct such operations for the next 12 months. Accordingly, the Company no longer presents its results of operations and cash flows from inception.

Fair Value of Financial Instruments. The carrying amount of the Company’s cash, accounts receivables, accounts payables, and accrued expenses approximates their estimated fair values due to the short-term maturities of those financial instruments.

F-20

The Company has adopted a single definition of fair value, a framework for measuring fair value, and expanded disclosures concerning fair value. In this valuation, the exchange price is the price in an orderly transaction between market participants to sell an asset or transfer a liability at the measurement date and fair value is a market-based measurement and not an entity-specific measurement.

The Company utilizes the following hierarchy in fair value measurements:

•	Level 1 – Inputs use quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.
•	Level 2 – Inputs use other inputs that are observable, either directly or indirectly. These inputs include quoted prices for similar assets and liabilities in active markets as well as other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.
•	Level 3 – Inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset or liability

Cash and Cash Equivalents. The Company considers all highly liquid investments with original maturities of three months or less cash equivalents. At January 31, 2012, the Company invested approximately $0.8 million in a money market account with an average market yield of 0.20%. Interest income of $2,474 was recognized for the year ended January 31, 2012 in the Statements of Operations. As of January 31, 2012, the Company held no auction rate securities.

Revenue Recognition. All revenue is recognized when persuasive evidence of an arrangement exists, the service or sale is complete, the price is fixed or determinable and ability to collect is reasonably assured. Revenue is derived from the sale of coffee products and is recognized on a gross basis upon shipment.

The Company utilizes a third party for the production and fulfillment of orders placed by customers. The Company acts as a principal, takes title to the products, and has the risks and rewards of ownership, such as the risk of loss for collection, delivery and returns.

Allowance for Doubtful Accounts.  The Company does not require collateral from its customers with respect to accounts receivable. The Company determines any required allowance by considering a number of factors, including the length of time accounts receivable are past due. Jammin Java provides reserves for accounts receivable when they become uncollectible. The Company has determined that no allowance for doubtful accounts was required at January 31, 2012 and 2011.

Property and Equipment. Equipment is stated at cost less accumulated depreciation and amortization. Maintenance and repairs, as incurred, are charged to expense. Renewals and betterments which extend the life or improve existing equipment are capitalized. Upon disposition or retirement of equipment, the cost and related accumulated depreciation are removed and any resulting gain or loss is reflected in operations. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are three years.

Depreciation was $2,341 and $740 for the years ended January 31, 2012 and 2011 respectively.

Impairment of Long-Lived Assets. Long-lived assets consist of a license agreement that was recorded at the estimated cost to acquire the asset (See Note 3). The license agreement is reviewed for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. In the event that such cash flows are not expected to be sufficient to recover the carrying amount of the assets, the assets are written down to their estimated fair values. Management evaluated the carrying value of the license and determined that no impairment existed at January 31, 2012 or 2011.

Stock-Based Compensation.   Pursuant to the provisions of FASB ASC 718-10, “Compensation – Stock Compensation,” which establishes accounting for equity instruments exchanged for employee service, we utilize the Black-Scholes option pricing model to estimate the fair value of employee stock option awards at the date of grant, which requires the input of highly subjective assumptions, including expected volatility and expected life. Changes in these inputs and assumptions can materially affect the measure of estimated fair value of our share-based compensation. These assumptions are subjective and generally require significant analysis and judgment to develop. When estimating fair value, some of the assumptions will be based on, or determined from, external data and other assumptions may be derived from our historical experience with stock-based payment arrangements. The appropriate weight to place on historical experience is a matter of judgment, based on relevant facts and circumstances.

F-21

Common stock issued for services to non-employees is valued at the market value of the stock on the date of issuance. If the total value exceeds the par value of the stock issued, the value in excess of the par value is added to the additional paid-in-capital account.

We estimate volatility of our publicly-listed common stock by considering historical stock volatility.

Income Taxes. The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification No 740, Income Taxes. Deferred tax assets or liabilities are recorded to reflect the future tax consequences of temporary differences between the financial reporting basis of assets and liabilities and their tax basis at each year-end. These amounts are adjusted, as appropriate, to reflect enacted changes in tax rates expected to be in effect when the temporary differences reverse.

The Company records deferred tax assets and liabilities based on the differences between the financial statement and tax bases of assets and liabilities and on operating loss carry forwards using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Earnings or Loss Per Common Share. Basic earnings per common share equals net earnings or loss divided by the weighted average of shares outstanding during the year. Diluted earnings per share include the impact on dilution from all contingently issuable shares, including options, warrants and convertible securities. The common stock equivalents from contingent shares are determined by the treasury stock method. The Company incurred a net loss for the years ended January 31, 2012 and 2011 respectively and therefore, basic and diluted earnings per share for those periods are the same as all potential common equivalent shares would be anti-dilutive including 7,200,000 options for fiscal year 2012.

Recently Issued Accounting Pronouncements. In September 2011, the FASB issued ASU 2011-08, Goodwill and Other (Topic 350): Testing Goodwill and Other Assets for Impairment, which simplifies goodwill and other asset impairment tests. The new guidance states that a qualitative assessment may be performed to determine whether further impairment testing is necessary and is effective beginning fiscal years and interim periods beginning after December 15, 2011. The Company is evaluating the impact of adopting this ASU on the Company’s financial position or results of operations.

Other accounting standards and exposure drafts, such as exposure drafts related to revenue recognition, lease accounting, loss contingencies, comprehensive income and fair value measurements, that have been issued or proposed by the FASB or other standards setting bodies that do not require adoption until a future date are being evaluated by the Company to determine whether adoption will have a material impact on the Company’s financial statements

NOTE 2 – GOING CONCERN

These financial statements have been prepared by management assuming that the Company will be able to continue as a going concern and realize its assets and discharge its liabilities in the normal course of business. However, certain conditions noted below currently exist which raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company incurred a net loss of $2,466,039 for the year ended January 31, 2012, and has an accumulated deficit of $3,040,865. In addition, the Company has a history of losses and has recently begun to generate revenue as part of its planned principal operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The operations of the Company have primarily been funded by the issuance of common stock. Continued operations of the Company are dependent on the Company’s ability to complete equity financings or generate profitable operations in the future. Management’s plan in this regard is to secure additional funds through future equity sales. Such sales may not be available or may not be available on reasonable terms. Management is trying to grow the existing business, but may need to raise additional capital through sales of common stock or convertible instruments as well as obtain financing from third parties. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available, the Company may be required to curtail its operations.

F-22

NOTE 3 – ASSET PURCHASE AND SALE AGREEMENT

On March 31, 2010, the Company entered into an asset purchase and sale agreement (the “Asset Purchase Agreement”) with MCL, a private limited liability company of which Rohan Marley, a Director of the Company, and his family has a combined controlling interest.

The Company also entered into a Trademark License Agreement (the “License Agreement”) with MCL, effective on March 31, 2010. Fifty Six Hope Road Music Limited, a Bahamas international business company (“Fifty Six Hope Road”), owns and controls the intellectual property rights in and to the late reggae performer, Robert Nesta Marley p/k/a Bob Marley, including “Marley Coffee” (the “Trademark”). Fifty Six Hope Road granted a worldwide exclusive, terminable oral license to MCL to utilize the Trademark and further granted the right for MCL to grant to the Company an exclusive, terminable sub-license to use the Trademark. The consideration for the License Agreement was as follows:

(1)	The Company entered into the Asset Agreement to sell all its interests in its Branding Development and Business Plan Development to MCL;
(2)	The Company assigned an agreement entered into with Rohan Marley, proprietor of farmland and improvements thereon located in Jamaica (the “Farm”) to lease the Farm commencing February 15, 2008 (the “Farm Lease Agreement”) to MCL and transferred to MCL all its interest in the Farm Lease Agreement and leasehold improvements on the Farm;
(3)	The Company agreed to issue to MCL ten million (10,000,000) shares of common stock of the Company as follows:

•	One Million (1,000,000) shares upon the execution of the License Agreement; and
•	One Million (1,000,000) shares on each anniversary of the execution of the License Agreement for the following nine years. (See Note 4).

In accordance with FASB ASC 505-25- “ Share-Based payments to Non Employees”, management recorded the transaction based on the estimated fair value of the perpetual license at the measurement date of March 2010 (the date when the license, the underlying rights were delivered to the company in March 2010 and MCL’s performance was completed). There are no further performance conditions required by MCL. Management believes the value of the license is more clearly determinable.

On June 15, 2010, the Company retained an independent business valuation service to provide financial advisory assistance in the accounting for the acquisition of the Trademark license, in accordance with FASB ASC Topic 820 guidelines, and to assist the Company in one or more of the following: (i) determining the Trademark value and (ii) determining the fair valuation of the consideration (common stock) provided for in the acquisition using income, market and cost-oriented methods according to FASB ASC Topic 820. According to the valuation report dated June 19, 2010, the following factors were taken into consideration by the Valuation Service:

•	the nature of the business and the history of the Company since inception;
•	the economic outlook in general and the condition or outlook of the coffee industry;
•	the book value of the business and the financial condition of the Company;
•	the relief from royalty payments associated with using trademarks;
•	the dividend-paying capacity of the Company;
•	sales of stock and the size of the block of stock to be valued; and
•	the market prices of securities of corporations engaged in the same or a similar line of business and actively traded in a free and open market, either on an exchange or over-the-counter basis.

Based on this analysis, management estimated that the fair market value of this transaction related to the License Agreement was $640,000. The License Agreement has an indefinite life and is therefore not being amortized. Management of the Company reviewed the valuation report and was satisfied that the report fairly values the transaction. Management evaluated the carrying value of the license and determined that no impairment existed at January 31, 2012 or 2011.

F-23

Effective on August 5, 2011, the License Agreement was amended (the “Amended License Agreement”). In consideration for MCL agreeing to the Amended License Agreement, the Company agreed to assume $126,000 of obligations of MCL or its managing members by paying MCL or creditors identified by MCL, or by MCL’s managing members acting with full authority. Upon the signing of the Amended License Agreement, the Company paid $55,000 upon the signing of the Amended License Agreement, with the balance to be paid thereafter in equal monthly installments over a period of 18 months, commencing with the first business day of the first month following the effective date.

Under the Amended License Agreement, MCL granted the Company an exclusive right (the “Exclusive License”) to distribute, within and to the United States of America (inclusive of its territories and possessions, the “U.S.”), Canada, U.S. and Canadian government and military facilities and installations worldwide, the United Mexican States (“Mexico”), and the nations of the Caribbean Sea (the foregoing countries and U.S. and Canadian government and military facilities are collectively referred to as the “Territory”), coffee in all its forms and derivations, regardless of portions, sizes, or packaging (the “Licensed Products”). through “Licensed Distribution Channels” (defined as hotels, chain motels and similar lodging establishments, restaurants, companies engaged in providing on-site coffee services to for-profit or non-profit offices and other establishments, large chain (“big box”) retail stores, specialty grocery stores, food distributors and supply services, gas and other automotive/truck service stations, Internet-based wholesalers and retailers, and other businesses engaged in the sale of coffee products (either whole or ground beans or beverages) and accessories, but for avoidance of doubt, excluding “coffee houses”).

MCL also granted the Company an exclusive license to use, reproduce, and sublicense the use of and right to reproduce, the Trademark (whether directly or through affiliated or nonaffiliated sublicensees, in association with the manufacture, marketing, advertisement, promotion, performance, sale, supply and distribution of Licensed Products and Services through the Licensed Distribution Channels. MCL granted the Company a non-exclusive right to distribute, within and to the Territory, through the Licensed Distribution Channels, tea products and ready-to-use (or “instant”) coffee products (the “Non-Exclusive License,” and with the Exclusive License, the “License”). During the effectiveness of the License, MCL granted the Company a revocable right to use the name “Marley Coffee” and reasonably similar variations thereof, subject to MCL’s consent, as its “doing business as” or “DBA” name but solely in connection with the Licensed Products and Services in the Licensed Distribution Channels in the Territory.

NOTE 4 – RELATED PARTY TRANSACTIONS

On November 11, 2010, Alan Lewis was offered a voting seat on the Company’s board of directors and paid $2,000 per month as its Director of Corporate Development. Mr. Lewis was a director from November 11, 2010 until February 11, 2011 at which time he resigned as a board member. Mr. Lewis was paid a total of $5,000 for his director services during the fiscal year ended January 31, 2011.

In December 2010, Anh Tran, the President and a Director of the Company, purchased 1,000,000 shares of the Company’s common stock from David O’Neill, a then greater than 10% shareholder of the Company and the former President and Director of the Company in consideration for $12,500 or $0.0125 per share.

In December 2010, Rohan Marley, a Director of the Company purchased 12,897,500 shares of the Company’s common stock from Mr. O’Neill, in consideration for $3,000 or $0.0002 per share.

In December 2010, Mr. O’Neill, Shane Whittle, a manager and equity holder of MCL and a former chief executive officer and director of the Company, and a third party cancelled an aggregate of 30,922,944 shares of common stock which they held. There was no consideration paid to either party for these shares that were returned to the Company.

During the fiscal year ended January 31, 2011, Anh Tran, the Company’s President, entered into a lease agreement on behalf of the Company for office space. The Company has been making monthly rent payments for the office in accordance with the amounts specified in the lease agreement. Because the lease is signed by Mr. Tran, it is not a commitment of the Company. The Company made rent expense payments of $5,965 during the fiscal year ended January 31, 2012, related to this arrangement.

F-24

In April 2011, the Company issued one million (1,000,000) common shares in connection with the terms of the License Agreement, discussed in Note 3 above, pursuant to which MCL, a private limited liability company of which Rohan Marley, a Director of the Company, and his family has a combined controlling interest, granted the Company a non-exclusive transferable sub-license for the worldwide rights to use the Trademark for the licensed products and distribution channels.

Effective May 1, 2011, the Company began to pay Anh Tran, at that time the Company’s Chief Executive Officer, Secretary and Director, $10,000 per month as compensation for his services. Effective May 1, 2011, the Company began to pay Mr. Rohan Marley $10,000 per month for his services as Chairman of the Company’s board of directors. Prior to such date, neither Mr. Tran nor Mr. Marley received any compensation for their services to the Company.

On August 5, 2011, the Company and MCL agreed to amend the License Agreement by and between the Company and MCL. In consideration for the License Agreement Amendment, the Company agreed to assume $126,000 of obligations of MCL or its managing members by paying MCL or creditors identified by MCL or by MCL’s managing members $55,000, with the balance to be paid in equal monthly installments over a period of eighteen months. The balance payable (reflected as notes payable in the accompanying balance sheet) at January 31, 2012 is $51,275. (see Note 9). MCL is a private limited liability company of which Rohan Marley, a director of the Company, has a thirty-three percent (33%) ownership interest and serves as a Manager.

Shane Whittle, a manager and equity holder of MCL and a former chief executive officer and director of the Company, made payments from time to time on behalf of the Company or advanced funds to the Company for its operational needs. The advance was unsecured, non-interest bearing and had no specific terms of repayment. The Company repaid Mr. Whittle for any remaining outstanding amounts in July 2011.

During the year ended January 31, 2012, the Company paid $66,868 to Nicole Whittle, Shane Whittle’s sister, who serves as the Company’s Creative Director, for ongoing creative design costs services.

NOTE 5 – STOCKHOLDER’S EQUITY

Holders of common stock are entitled to one vote for each share held. There are no restrictions that limit the Company's ability to pay dividends on its common stock. The Company has not declared any dividends since incorporation.

In December 2009, the Company issued 1,200,000 common shares at $0.075 per share for total proceeds of $90,000, of which $40,000 was received in cash at that time and the remaining $50,000 was reflected as a subscription receivable. The $50,000 was collected during the nine months ended October 31, 2010.

On January 10, 2010, the Company completed a three for one forward stock split of the Company's authorized, issued and outstanding shares of common stock. As a result, the Company's authorized capital increased from 1,704,287,175 to 5,112,861,525 shares of common stock with a par value of $0.001 each, and issued and outstanding share capital increased from 32,970,198 shares of common stock to 98,910,594 shares of common stock.

On March 31, 2010, the Company signed the Asset Agreement with MCL to acquire a license agreement from MCL by agreeing to issue ten million shares of the Company’s common stock valued at $640,000. In December 2010, the Company issued 1,000,000 common shares per the execution of the License Agreement. In April 2011, the Company issued one million (1,000,000) common shares in connection with the terms of the License Agreement. (See Note 3).

On November 9, 2010, Wilson Capital, a non-U.S. person, subscribed to purchase 62,500 shares of the Company’s common stock in a private placement pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), which shares are subject to restrictions on their subsequent disposition. The purchase price was $25,000 or $0.40 per share. These shares were issued by the Company in April 2011.

In December 2010, 30,922,944 shares of common stock were returned to the Company. There was no consideration paid to the parties returning these shares. (See Note 4).

On December 22, 2010, the Company entered into a Share Issuance Agreement (the “Share Issuance Agreement”) with Straight Path Capital, a non-U.S. person (“Straight Path”). Pursuant to the Share Issuance Agreement, the Company has the right to request Straight Path to purchase, in a private placement pursuant to Regulation S under the Securities Act, up to an amount of $2,500,000 of what the Share Issuance Agreement describes as “common shares” of the Company at a price of $0.40 per share, until December 22, 2011, unless extended by either the Company or Straight Path for an additional twelve (12) months, and subject to the terms of the Share Issuance Agreement.

F-25

Under the terms of the Share Issuance Agreement, the Company may from time to time request Straight Path to make investments in the Company of up to $40,000 (each an “Investment” and such request, an “Investment Request”) to fund operating expenses, acquisitions, working capital and other general corporate activities. Straight Path has the right to agree to make such Investment or, following receipt of any Investment Request, decide not to make an Investment in its sole discretion. Furthermore, Straight Path may, in its sole discretion, refuse an Investment Request at any time or rescind its offer to make investments in the Company if it is not satisfied with the business affairs of the Company.

The Company is required to issue shares of its common stock to Straight Path at $0.40 per share in connection with such Investment Request, and Straight Path is required to enter into a subscription agreement evidencing such Investment. Said shares shall not be registered with the Securities and Exchange Commission or any state securities agency and their transfer or further disposition shall be restricted. In the event the Company has requested and received Investments from Straight Path for the entire $2,500,000 available under the Share Issuance Agreement, Straight Path has an option to subscribe for an additional 500,000 of shares of the Company’s common stock at $0.40 per share.

On January 4, 2011, the Company received $40,000 in connection with an Investment by Straight Path, which was used for development and operating expenses.  In February and March 2011, the Company received two additional investments of $40,000 each. In April 2011, in consideration of the $120,000 received in January, February, and March of 2011, the Company issued 300,000 shares to Straight Path, 100,000 shares of common stock for each of the investments in January 2011, February 2011 and March 2011.

On May 5, 2011, pursuant to a share issuance request by the Company, Straight Path agreed to make an investment of $2,380,000, the remaining amount available under the Share Issuance Agreement referred to above in consideration for 5,950,000 shares of restricted common stock of the Company. The Company received the $2,380,000 on May 19, 2011 and the shares were issued on June 8, 2011. Because the Company is receiving the entire $2,500,000 of funding agreed to by Straight Path available under the Share Issuance Agreement, Straight Path has an option to subscribe for an additional $500,000 worth of shares of the Company’s common stock at $0.40 per share.

On May 9 and May 10, 2011, the Company issued 38,000 restricted shares (“Restricted Stock”) and 76,000 restricted shares respectively, of its common stock to White Lion Capital, an entity controlled by Shane Whittle, a manager and equity holder of MCL and a former chief executive officer and director of the Company, pursuant to White Lion Capital’s November 2008 subscription in consideration of $47,500 ($0.4166 per share).

On January 18, 2011, the Company entered into a one year agreement (“Consulting Agreement”) with Investor Relations Group, Inc. (“IRG”), under which IRG would provide the Company with certain corporate communications services. Under the terms of the Consulting Agreement, the Company issued IRG 310,000 common shares at $0.65 per share. Pursuant to the terms of the Consulting Agreement, 300,000 shares represented the “Origination Shares” and were to be earned each full month during the term of the Consulting Agreement and, should the Consulting Agreement terminate prior to January 19, 2012, any unearned shares would be returned to the Company. In addition, IRG earns 10,000 shares of common stock per month as part of the Consulting Agreement. IRG received a total of 20,000 common shares for the nine months ended October 31, 2011.

Effective April 15, 2011, IRG and the Company entered into a revised consulting agreement (the “New Consulting Agreement”), which replaced and superseded the Consulting Agreement, with a new term through April 15, 2012 (automatically renewable thereafter unless terminated by either party for additional 12 month periods). The New Consulting Agreement offered additional services to be provided by IRG, including the answering of shareholder calls. The monthly fees due to IRG were increased to $4,500 per month plus 12,000 shares of the Company’s restricted common stock (both effective as of March 15, 2011). The New Consulting Agreement also provided that the Company has the right after the first year of the agreement to pay IRG an additional cash fee of $2,000 per month in lieu of the monthly shares due to IRG, and that IRG has the right to require the Company to pay IRG such monthly shares in cash, in the event the volume weighted average trading price of the Company’s common stock on the first five days of any month falls below $0.50 per share. The New Consulting Agreement did not affect the 310,000 shares of common stock issued to IRG, which are still subject to forfeiture as described above and based on the first year term of the Consulting Agreement. The New Consulting Agreement provided that it can be terminated by either party at any time with written notice to the other party, and if terminated prior to the end of the initial term, any unvested shares issued to IRG is to be returned to the Company and cancelled.

F-26

In a letter dated May 19, 2011, IRG exercised its right to terminate the New Consulting Agreement. During nine months ended April 30, 2011, the Company incurred $11,900 in Maintenance and Expense Account fees to IRG. In connection with the termination of the New Consulting Agreement IRG has agreed, but to date has not returned, 330,000 common shares issued to them by the Company in connection with the Consulting Agreement, 310,000 of which were issued January 19, 2011, and an additional 20,000 shares of which were issued in February and March of 2011.

In addition to being quoted on the OTCBB, the Company’s common stock was previously traded on a public securities market in British Columbia, Canada.  Because the Company did not comply with certain Canadian securities filings requirements, the Company’s common stock is no longer eligible to trade on the British Columbia market and is subject to a Cease Trade Order. At this stage in the Company’s development, the Company has determined to invest its resources in other aspects of its business rather than incurring the significant expense to regain compliance with the British Columbia market’s requirements.

As of January 31, 2012, the Company had 5,112,861,525 common shares authorized and 76,744,150 shares issued and outstanding, respectively.

NOTE 6 – OPTIONS

Share-based Compensation:

On August 5, 2011, the Board approved the 2011 Equity Compensation Plan (the “Equity Compensation Plan”). The Equity Compensation Plan authorizes the issuance of various forms of stock-based awards, including incentive or non-qualified options, restricted stock awards, performance shares and other securities as described in greater detail in the Equity Compensation Plan, to the Company’s employees, officers, directors and consultants. Options to purchase a total of twenty million (20,000,000) shares of common stock are authorized to be issued under the Equity Compensation Plan. As of January 31, 2012, seven million two hundred thousand (7,200,000) shares of common stock have been granted under this plan.

Options

In August 2011, options to purchase an aggregate of four million (4,000,000) shares of common stock were granted to a certain named executive and to a board member at an exercise price of $0.40 per share. The options have a six year term and vested annually on the anniversary date of grant. A fair value of $3,126,903 was recorded using the Black-Scholes option-pricing model. Variables used in the Black-Scholes option-pricing model for the options issued during the three month period ended October 31, 2011 include (1) discount rate of 1.23%, (2) expected term of 4 years, (3) expected volatility of 242.7% and (4) zero expected dividends.

In August 2011, options to purchase an aggregate of two million (2,000,000) shares of common stock were granted to a consultant at an exercise price of $0.40 per share. The options have a six year term and vested annually on the anniversary date of grant. A fair value of $1,563,452 was recorded using the Black-Scholes option-pricing model. Variables used in the Black-Scholes option-pricing model for the options issued include: (1) discount rate of 1.23%, (2) expected term of 4 years, (3) expected volatility of 242.7% and (4) zero expected dividends.

In August 2011, options to purchase an aggregate of one million (1,000,000) shares of common stock were granted to a certain named executive at an exercise price of $0.40 per share. The options have a six year term and vested annually on the anniversary date of grant. A fair value of $861,206 was recorded using the Black-Scholes option-pricing model. Variables used in the Black-Scholes option-pricing model for the options issued include: (1) discount rate of 0.93%, (2) expected term of 4 years, (3) expected volatility of 242.4% and (4) zero expected dividends.

In December 2011, options to purchase an aggregate of two hundred thousand (200,000) shares of common stock were granted to an employee were granted at an exercise price of $0.26 per share. The options have a six year term. 100,000 options vest immediately on date of grant and 100,000 options vest annually on the anniversary date of grant. A fair value of $50,906 was recorded using the Black-Scholes option-pricing model. Variables used in the Black-Scholes option-pricing model for the options issued include: (1) discount rate of 0.86%, (2) expected term of 4 years, (3) expected volatility of 230.1% and (4) zero expected dividends.

F-27

During the year ended January 31, 2012, the Company recognized share-based compensation expense of $939,317. The remaining amount of unamortized options expense at January 31, 2012 is $4,663,146. The intrinsic value of outstanding as well as exercisable options at January 31, 2012 is $-0-.

As of January 31, 2012, there was approximately $4.7 million of total unrecognized compensation expense related to unvested share-based compensation arrangements granted under the option plans. This cost is expected to be recognized over a weighted average period of 2.52 years.

Activity in options during the year ended January 31, 2012 and related balances outstanding as of that date are reflected below:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contract Term (# years)
Outstanding at February 1, 2011	-	$-
Granted	7,200,000	0.40
Exercised	-	-
Forfeited and canceled	-	-

Outstanding at January 31, 2012	7,200,000	$0.40	5.5

Exercisable at January 31, 2012	100,000	$0.26	5.9

NOTE 7 - INCOME TAXES

Pursuant to the provisions of FASB ASC740 “Income Taxes,” deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income taxes has been made in the accompanying statement of operations because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The Company has not filed federal or state income tax returns but it is in the process of preparing the appropriate forms and submitting them to appropriate governmental agency.

The provision for refundable income taxes consists of the following:

	January 31,	January 31,
	2012	2011
Federal income tax benefit	$764,000	$51,000
State income tax benefit	222,000	-
Less change in valuation allowance	(986,000)	(51,000)
Net refundable amount	$-	$-

The cumulative tax effect of significant items comprising our net deferred tax amount is as follows:

	January 31,	January 31,
	2012	2011
Deferred tax asset attributable to:
Net operating loss carryover	$1,215,000	$195,000
Less, valuation allowance	(1,215,000)	(195,000)
Net deferred tax asset	$-	$-

F-28

As of January 31, 2012, we have not yet completed our analysis of the deferred tax assets relating to federal and state net operating losses.

At January 31, 2012, the Company had unused net operating loss carryovers of approximately $3,040,000 that are available to offset future federal and state taxable income which expires beginning in 2025. Both the federal and state net operating loss carryovers at January 31, 2012 may be adjusted once tax returns are filed.

The provision for income taxes on earnings subject to income taxes differs from the statutory federal rate at January 31, 2012 and 2011, due to the following (in thousands):

	January 31,	January 31,
	2012	2011
Federal income taxes at 34%	$(839,000)	$(51,000)
State income tax, net of federal benefit	(147,000)	-
Tax effect on non-deductible expenses and credits	-	-
Increase in valuation allowance	986,000	51,000
	$-	$-

Pursuant to Internal Revenue Code Sections 382, use of our net operating loss carryforwards could be limited if a cumulative change in ownership of more than 50% occurs within a three-year period. We plan to complete a Section 382 analysis regarding whether there are limitations of the net operating loss prior to utilizing any net operating losses.

 On July 13, 2006, the FASB issued FIN 48, subsequently codified in ASC 740, Income Taxes, which clarifies the accounting for uncertainty in income taxes recognized in an entity's financial, and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. ASC 740 is effective for fiscal years beginning after December 15, 2006.

We follow the provisions of ASC 740 relating to uncertain tax provisions and have commenced analyzing filing positions in all of the federal and state jurisdictions where it is required to file income tax returns, as well as all open tax years in these jurisdictions. As a result of adoption, no additional tax liabilities have been recorded. There are no unrecognized tax benefits as of January 31, 2012 or January 31, 2011.

NOTE 8 – AGREEMENTS

In January 2012, the Company entered into a Roasting and Distribution Agreement (the “Roasting Agreement”) with Canterbury Coffee Corporation (“Canterbury”). The Roasting Agreement is terminable by either party on 30 days’ notice. Pursuant to the Roasting Agreement, we provide Canterbury with pre-made bags bearing our logo and the Trademarks licensed through the License Agreement. Canterbury obtains the beans and other ingredients, roasts and prepares the coffee beans and packages our products in the bags which we provide to Canterbury. Under the Roasting Agreement, we are responsible for carrying out sales and marketing for our products, provided that Canterbury pays the actual shipping costs to our licensed distributors and customers and receives the gross proceeds from the sale of our products, and we receive the net difference between the total cost of production and shipping of our products and the amount that Canterbury receives from the sale of such products to our distributors and customers.

On April 25, 2011, the Company entered into an Exclusive Sales and Marketing Agreement (the “NCSV Agreement”) with National Coffee Service & Vending (“NCSV”). Pursuant to the NCSV Agreement, we agreed to appoint NCSV as our exclusive agent and distributor of “Jammin Java Coffee” brand roasted coffee within the U.S. in the office coffee vending, office products, water, and other industries featuring a “break room,” and divisions and offshoots thereof. Pursuant to the NCSV Agreement, we compensate NCSV based on a percentage of net profits (as defined) on sales fulfilled by NCSV.

F-29

The Company entered into a Trademark License Agreement (the “License Agreement”) with MCL, effective on March 31, 2010 and on August 5, 2011, the Company and MCL agreed to amend the License Agreement (the “License Agreement Amendment”). In consideration for the License Agreement Amendment, the Company agreed to assume $126,000 of obligations of MCL or its managing members by paying MCL or creditors identified by MCL or by MCL’s managing members $55,000, with the balance to be paid in equal monthly installments over a period of eighteen months. The License Agreement Amendment instituted several important changes. The definition of “Licensed Distribution Channels” was expanded from “hotels, restaurants, office coffee services industry, and large (big box) retail stores” to include specialty grocery stores, food distributors and supply services, gas and other automotive/truck service stations, Internet-based wholesalers and retailers, and other business engaged in the sale of coffee products (whole or ground beans or beverages) and accessories (excluding “coffee houses”).

The definition of “Licensed Products,” which originally meant “coffee in portion sizes of 5 lb. bags, 1Kg bags and 2.5 oz. portion packs, related goods and goods related to the Licensed Services” (i.e., coffee roasting services, coffee production services and coffee sale, supply distribution and support services) was also augmented and clarified to mean “coffee in all its forms and derivations, regardless of portion sizes, or packaging.” This definition also now includes “the non-exclusive right to merchandise other items including, but not limited to, coffee cups, coffee mugs, coffee glasses, saucers, milk steamers, machines for brewing coffee, espresso, and/or cappuccino, grinders, water treatment products, tea products and chocolate products.”

The License Agreement granted the Company a non-exclusive worldwide license to use and reproduce MCL’s trademarks. The License Agreement Amendment provides that MCL grants the Company an exclusive right to distribute, through the Licensed Distribution Channels, the Licensed Products and Services within and to the U.S., Canada, Mexico and the Caribbean, as well as to U.S. and Canadian government and military facilities worldwide (the “Territory”). A non-exclusive right is granted to distribute tea products and instant coffee in the Territory.

Pursuant to the License Agreement Amendment, MCL also grants the Company a revocable right (subject to MCL’s consent) to use the term “Marley Coffee,” and reasonably similar variations, as the Company’s “doing business as” name solely in connection with the Licensed Products and Services, for the Licensed Distribution Channels, in the Territory. If MCL, or an affiliate thereof, opens up to three franchise establishments to retail the Licensed Products and Services, following the completion of such franchises the Company shall have a right of first refusal to develop new franchises in the U.S. The License Agreement Amendment added an arbitration clause to the License Agreement for an efficient dispute resolution scheme.

NOTE 9 – NOTES PAYABLE – RELATED PARTY

As discussed in Note 8 above, the Company entered into the License Agreement with MCL, a private limited liability company of which (i) Rohan Marley, one of the Company’s directors, has a 33% ownership interest (and collectively with his family, has a controlling interest) and serves as a Manager, and (ii) Shane Whittle, a former chief executive officer and director of the Company, has a 29% ownership interest and serves as a Manager. In consideration for the License Agreement Amendment, the Company agreed to assume $126,000 of obligations by paying MCL $55,000, with the balance being paid, with no interest, in equal monthly installments over a period of eighteen months. The balance payable (reflected as Notes payable in the accompanying balance sheet) at January 31, 2012 is $51,275.

NOTE 10 – SUBSEQUENT EVENTS

On February 3rd, 2012 MCL, LLC and its officers received a termination letter from Blue Mountain Coffee Europe Limited (BMCE), a UK company, terminating a previously dormant "sales and marketing" agreement signed on December 22, 2010.  From December 22, 2010 until its termination, no business activities commenced between the two companies.  On February 3rd, 2012 MCL granted an oral sublicense to the Company to expand its territory to include the UK and Ireland.  On March 22nd, the Company signed a Trademark Licensing Agreement with BMCE to sublicense the use of the Trademarks to BMCE for a licensing fee for the use in connection with certain licensed products subject to the rights and limitations of the 56 License and in the MCL License.  The grant of this sublicense is contingent upon BMCE obtaining certain annual sales objectives.

F-30

16,312,500 Shares of Common Stock

JAMMIN JAVA CORP.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL ORDINARY SHARES AND IS NOT SOLICITING AN OFFER TO BUY ORDINARY SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until ___________, 2012, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is: _____________, 2012

PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance And Distribution

Securities and Exchange Commission Registration Fee	$299.11
Transfer Agent Fees	$0
Accounting fees and expenses	$10,000	*
Legal fees and expense	$10,000	*
Blue Sky fees and expenses	$0
Total	$20,299.11	*

* Estimated. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their ordinary shares, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Pursuant to the provisions of the Nevada Revised Statutes 78.7502 to 78.752 (the “NRS”), we must indemnify directors and officers for any expenses, including attorneys’ fees, actually and reasonably incurred by any director or officer in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such director or officer because of his or her status as a director or officer, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The NRS permits a corporation to indemnify a director or officer, even in the absence of an agreement to do so, for expenses actually and reasonably incurred in connection with any action or proceeding (i) if such officer or director (a) acted in good faith and in a manner in which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, (b) is not liable pursuant to Section 78.138 of the NRS (fiduciary duties), and (c) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, or (ii) with respect to an action by or in the right of the corporation, if such director or officer (a) acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and (b) is not liable pursuant to Section 78.138 of the NRS (fiduciary duties), except that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines upon application that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The NRS also prohibits indemnification of a director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the NRS may permit a director or officer to apply to the court for approval of indemnification even if the director or officer is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law. The NRS further provides that a corporation may purchase and maintain insurance for directors and officers against liabilities incurred while acting in such capacities regardless of whether the corporation has the authority to indemnify such persons under the NRS. Any discretionary indemnification under the NRS must be authorized upon a determination that such indemnification is proper: (i) by the stockholders, (ii) by a majority of a quorum of disinterested directors, or (iii) by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

Our Articles of Incorporation and Bylaws provide for elimination of any liability of our directors and officers and indemnity of our directors and officers to the fullest extent permitted by Nevada law.

The above-described provisions relating to the exclusion of liability and indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities arising under the Securities Act.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers and to persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

II-1

Item 15. Recent Sales of Unregistered Securities

The following sets for the issuance of unregistered securities by the registrant for the past three years.

On March 31, 2010, we entered into a Trademark License Agreement (the “License Agreement”) pursuant to which Marley Coffee LLC (“MCL”) granted us a non-exclusive transferable sub-license for the worldwide rights to use “Marley Coffee”  (the “Trademark”) for our licensed products and distribution channels (i.e., hotels, restaurants, office coffee service industry (“OCS”), and large chain (big box) retail stores).   As part of the consideration for the license of the Trademark we agreed to issue to MCL ten million (10,000,000) shares of our common stock of the Company as follows:  One Million (1,000,000) shares upon the execution of the License Agreement (which shares were issued and delivered in December 2010) and One Million (1,000,000) shares on each anniversary of the execution of the License Agreement for the following nine years.  We claimed an exemption from registration afforded by Section 4(2) of the Securities Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer.  No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

In November 2010, the Company sold an aggregate of 62,500 restricted shares of common stock to Wilson Capital, an offshore investor, in a private placement for an aggregate of $25,000 or $0.40 per share.  The Company claims an exemption from registration for the sale and issuance pursuant to Regulation S of the Securities Act, as Wilson Capital is a non-”U.S. Person” and the offer and sale complied with the requirements of Regulation S.  No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

On December 22, 2010, we entered into a Share Issuance Agreement (the “Agreement”) with Straight Path Capital (“Straight Path”).  Pursuant to the Agreement, we had the right to request Straight Path to purchase up to $2,500,000 of the Company’s securities at a price per share of $0.40, until December 22, 2011.  Under the terms of the Agreement, we had the right, from time to time, to request a purchase from Straight Path of up to $40,000 per business day (each an “Investment” and such request, an “Investment Request”) for operating expenses, roll out of its business plan, working capital and other general corporate activities. On January 4, 2011, we received $40,000 in connection with an Investment by Straight Path, which was used for development and operating expenses, and in February and March 2011, we received two additional investments of $40,000.  We subsequently issued Straight Path 100,000 shares of common stock for each of the January 2011 investment (which has previously been reported), February 2011 investment and the March 2011 investment (300,000 shares in total).

In January 2011, the Company entered into an agreement with The Investor Relations Group Inc. (“IRG”).  Pursuant to the agreement, which was to remain in effect until January 18, 2012 (automatically renewable thereafter unless terminated by either party for additional 12 month periods), IRG agreed to provide us various investor relations services in consideration for $3,500 per month and 10,000 shares of the Company’s restricted common stock per month.  For the three months ended April 30, 2011 only 20,000 shares were issued to IRG.  Additionally, the Company agreed to issue IRG 300,000 shares of restricted common stock upon the parties’ entry into the agreement, which are subject to forfeiture by IRG, and vest to IRG at the rate of 1/12 of such shares per month during the initial twelve month term of the agreement.

Effective April 15, 2011, IRG and the Company entered into a revised agreement, which replaced and superseded the prior agreement, extended the initial term of the agreement to April 15, 2012 (automatically renewable thereafter unless terminated by either party for additional 12 month periods), added additional services to be provided by IRG, including the answering of shareholder calls, and increased the monthly fees due to IRG to $4,500 per month and 12,000 shares of the Company’s restricted common stock (both effective March 15, 2011).  The revised agreement also provided that the Company has the right after the first year of the agreement to pay IRG an additional cash fee of $2,000 per month in lieu of the monthly shares due to IRG, and that IRG has the right to require the Company to pay IRG such monthly shares in cash, in the event the volume weighted average trading price of the Company’s common stock on the first five days of any month falls below $0.50 per share.  The amended agreement did not affect the 300,000 shares issued to IRG which are still subject to forfeiture as described above and based on the first year term of the initial January 2011 agreement. The agreement allowed either party to terminate it at any time with written notice to the other party, provided that if terminated prior to end of the initial term, any unvested shares issued to IRG are to be returned to the Company and cancelled.

II-2

In a letter dated May 19, 2011, IRG exercised its right to terminate the Consulting Agreement.  On May 15, 2011, IRG reimbursed the Company for unused Maintenance and Expense Account fees of $2,868 and is in the process of determining when to proceed with the return of the 330,000 common stock shares to the Company.  We claimed an exemption from registration afforded by Section 4(2) of the Securities Act, since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale, and we took appropriate measures to restrict transfer.  No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

On May 5, 2011, the Company and Straight Path agreed to allow Straight Path to make an Investment of the remaining amount available under the Agreement, $2,380,000, in consideration for 5,950,000 shares of restricted common stock of the Company.  We received the funds on May 19, 2011.  Due to the fact that the Company received the entire $2,500,000 available under the Agreement, Straight Path has an option to subscribe for an additional $500,000 worth of shares of our common stock at $0.40 per share.  The Company claimed an exemption from registration for the sale and issuance of such shares and the grant of the option pursuant to Regulation S of the Securities Act, as Straight Path is a non-”U.S. Person” and the offer and sale complied with the requirements of Regulation S.

On July 19, 2012 (the “Closing”), the “Company and TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (“TCA”) entered into a Credit Agreement, which had an effective date of June 29, 2012 (the “Credit Agreement”).  Pursuant to the Credit Agreement, TCA agreed to loan us up to $2 million for working capital purposes, based on the amount of eligible accounts receivable we provide TCA the rights to in order to secure the repayment of the amounts borrowed under the Credit Agreement.  A total of $350,000 was funded by TCA in connection with the Closing.  The amounts borrowed pursuant to the Credit Agreement are evidenced by a Revolving Note (the “Revolving Note”), the repayment of which is secured by a Security Agreement.  Pursuant to the Security Agreement, the repayment of the Revolving Note is secured by a security interest in substantially all of the Company’s assets in favor of TCA. The initial Revolving Note in the amount of $350,000 is due and payable along with interest thereon on July 18, 2013, and bears interest at the rate of 12% per annum, increasing to 18% per annum upon the occurrence of an event of default.

We also agreed to pay TCA a fee of $100,000, payable in shares of our common stock (initially equal to 588,235 shares of common stock)(the “Fee Facility Shares”).  The number of Fee Facility Shares are adjusted upon the earlier of (a) the date that all Fee Facility Shares are sold; or (b) 12 months after the Closing, such that the total value realized by TCA in connection with the sale of the Fee Facility Shares is equal to $100,000.  Additionally, in the event that TCA determines in its sole and absolute discretion, at any time that the Facility Fee Shares are not likely to be monetized for at least $100,000, TCA can request that we redeem the Fee Facility Shares then held by TCA for six (6) equal monthly payments totaling in aggregate $100,000 minus the total value received by TCA through the sale of such Fee Facility Shares.

On August 1, 2012, the Company entered into an Investment Agreement with Fairhills. The Investment Agreement provides that the Company may, from time to time in its sole discretion as, and when it determines appropriate in accordance with the terms and conditions of the Investment Agreement, during the Open Period (defined below), deliver a Put Notice to Fairhills which states the dollar amount of securities that the Company intends to sell to Fairhills on a date specified in the Put Notice (the “Put”). The Company will be entitled to Put to Fairhills (the “Put Amount”) the number of shares of common stock equal to a maximum of two hundred percent (200%) of the average daily volume (U.S. market only) of our common stock for the ten (10) trading days prior to the applicable Put Notice. The purchase price per share to be paid by Fairhills for each Put Amount will be calculated at a twenty percent (20%) discount to the average of the three (3) lowest bid prices during the ten (10) trading days immediately prior to Fairhills’ receipt of the Put Notice. The “Open Period” begins on the trading day after a registration statement is declared effective as to the common stock to be subject to the Put, and ends thirty-six (36) months after such date, unless earlier terminated in accordance with the Investment Agreement. The Company has the right, pursuant to the terms of the Investment Agreement to Put up to $2 million of common stock to Fairhills.

In addition to the Investment Agreement, on August 1, 2012, the Company and Fairhills entered into a Securities Purchase Agreement, pursuant to which the Company agreed to sell and Fairhills agreed to purchase an aggregate of 625,000 shares of the Company’s common stock (the “SPA Shares”) for $75,000 (or $0.12 per share), in two closings of 312,500 shares each, with one closing occurring on the date the Securities Purchase Agreement was entered into and the second closing occurring on the date that the Company files an amended Registration Statement in response to SEC comments.

II-3

The offer and sale of the Revolving Note, the Fee Facility Shares and the SPA Shares, was not and will not be registered under the Securities Act of 1933, as amended.  The Company claims an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) since the foregoing offers and sales did not involve a public offering, the recipients took the securities for investment and not resale, the Company took appropriate measures to restrict transfer, and the recipients were “accredited investors”.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description

Exhibit 3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form SB-2 filed August 3, 2005)

Exhibit 3.2	Bylaws (incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form SB-2 filed August 3, 2005)

Exhibit 3.3	Certificate of Change Pursuant to NRS 78.209 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K/A filed October 25, 2007)

Exhibit 3.4	Articles of Merger (incorporated by reference to Exhibit 3.1 of the Company’s Current Report onForm8-K filed March 12, 2008)

Exhibit 3.5	Articles of Merger (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed September 17, 2009)

Exhibit 3.6	Certificate of Change Pursuant to NRS 78.209 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed March 4, 2010)

Exhibit 4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form SB-2 filed August 3, 2005)

Exhibit 5.1*	Legal Opinion of Anslow & Jaclin, LLP

Exhibit 10.1	Trademark License Agreement, dated as of March 31, 2010, by and between Marley Coffee, LLC and the Company (incorporated by reference to the Company’s Annual Report on Form 10-K filed May 17, 2011)

Exhibit 10.2**	Supply and Toll Agreement, dated as of April 28, 2010, between Canterbury Coffee Corporation and the Company (incorporated by reference to Exhibit 10.2 of the Company’s Annual Report on Form 10-K filed May 17, 2011)

Exhibit 10.3	Exclusive Sales and Marketing Agreement, dated as of April 25, 2011, by and between National Coffee Service & Vending and the Company (incorporated by reference to Exhibit 10.3 of the Company’s Annual Report on Form 10-K filed May 17, 2011)

Exhibit 10.4	Share Issuance Agreement, dated as of December 22, 2010, between Straight Path Capital and the Company (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed January 5, 2011)

Exhibit 10.5**	First Amendment to Supply and Toll Agreement, dated as of May 12, 2011, by and between Canterbury Coffee Corporation and the Company (incorporated by reference to Exhibit 10.5 of the Company’s Annual Report on Form 10-K filed May 17, 2011)

II-4

Exhibit 10.6	Amendment to Trademark License Agreement, dated as of August 5, 2011, by and between Marley Coffee, LLC and the Company (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed August 10, 2011)

Exhibit 10.7	Consulting Agreement, dated as of August 6, 2011, by and between Shane Whittle and the Company (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed August 10, 2011)

Exhibit 10.8	Grant of Contractor Stock Option, dated as of August 11, 2011,from the Company to Shane Whittle(incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K/A filed August 11, 2011)

Exhibit 10.9	Jammin Java Corp. Equity Compensation Plan(incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed August 10, 2011)

Exhibit 10.10	Employment Agreement, dated as of August 5, 2011, by and between Anh Tran and the Company (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed August 10, 2011)

Exhibit 10.11	Employment Agreement, dated as of August 8, 2011, by and between Brent Toevs and the Company (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed August 10, 2011)

Exhibit 10.12	Grant of Employee Stock Option dated as of August 5, 2011, from the Company to Anh Tran (incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K filed August 10, 2011)

Exhibit 10.13	Grant of Employee Stock Option, dated as of August 5, 2011, from the Company to Rohan Marley(incorporated by reference to Exhibit 10.8 of the Company’s Current Report on Form 8-K filed August 10, 2011)

Exhibit 10.14	Grant of Employee Stock Option, dated as of August 10, 2011, from the Company to Brent Toevs (incorporated by reference to Exhibit 10.9 of the Company’s Current Report on Form 8-K filed August 10, 2011)

Exhibit 10.15**	Roasting and Distribution Agreement, dated as of January 1, 2012, by and between the Company and Canterbury Coffee Corporation

Exhibit 10.16	Credit Agreement, dated as of July 19, 2012, by and between the Company and TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed August 2, 2012)

Exhibit 10.17	Revolving Note ($350,000) issued by the Company to TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed August 2, 2012)

Exhibit 10.18	Security Agreement dated July 29, 2012, by and between the Company and TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed August 2, 2012)

Exhibit 10.19	Investment Agreement, dated July 31, 2012, by and between the Company and Fairhills Capital Offshore, Ltd. (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed August 2, 2012)

II-5

Exhibit 10.20	Registration Rights Agreement, dated July 31, 2012, by and between the Company and Fairhills Capital Offshore, Ltd. (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed August 2, 2012)

Exhibit 10.21	Securities Purchase Agreement, dated July 31, 2012, by and between the Company and Fairhills Capital Offshore, Ltd. (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed August 2, 2012)

Exhibit 14.1	Code of Business Conduct and Ethics, adopted October 1, 2008 (incorporated by reference to Exhibit 14.1 of the Company’s Annual Report on Form 10-K filed May 17, 2011)

Exhibit 21	List of Subsidiaries – None

Exhibit 23.1*	Consent of LBB & Associates Ltd., LLP

Exhibit 23.2*	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP

Exhibit 23.3*	Consent of Anslow & Jaclin, LLP

101.INS***	XBRL Instance Document

101.SCH***	XBRL Taxonomy Extension Schema Document

101.CAL***	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF***	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB***	XBRL Taxonomy Extension Label Linkbase Document

101.PRE***	XBRL Taxonomy Extension Presentation Linkbase Document

 * Filed herewith.

**   The Company has requested confidential treatment of certain portions of this agreement which have been omitted and filed separately with the U.S. Securities and Exchange Commission.

*** XBRL information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities and Exchange Act of 1933, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, and otherwise is not subject to liability under these sections.

Item 17. Undertakings

Undertaking Required by Item 512 of Regulation S-K.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which it offers or sells securities are being made, a post-effective amendment to this Registration Statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act;

II-6

(ii) reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) For determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-7

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Jammin Java Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Beverly Hills on this 5th day of October, 2012.

JAMMIN JAVA CORP.

By: /s/ Brent Toevs
Brent Toevs
Chief Executive Officer
(Duly Authorized officer and Principal Executive Officer)

By: /s/ Anh Tran
Anh Tran
President, Chief Operating Officer, Secretary and Treasurer
(Duly Authorized Officer, Principal Financial Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

	Chief Executive Officer	October 5, 2012
/s/ Brent Toevs	(Principal Executive Officer)
Brent Toevs	Director

	President, Chief Operating Officer,	October 5, 2012
Secretary and Treasurer
/s/ Anh Tran	(Principal Financial Officer and
Anh Tran	Principal Accounting Officer)
Director

/s/ Rohan Marley	Chairman of the Board of Directors	October 5, 2012
Rohan Marley

II-8